As filed with the Securities and Exchange Commission on February 22, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	2780	41-0216800
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3680 Victoria Street North

Shoreview, Minnesota 55126-2966

(651) 483-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Anthony C. Scarfone

Senior Vice President, General Counsel and Secretary

3680 Victoria Street North

Shoreview, Minnesota 55126-2966

(651) 483-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven Khadavi, Esq.

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019

(212) 415-9200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
6.000% Senior Notes due 2020	$200,000,000	100%	$200,000,000	$27,280
Guarantees of 6.000% Senior Notes due 2020(2)	N/A	N/A	N/A	N/A

(1) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee.

(2) Each of the guarantors listed in the Table of Additional Registrants on the next page will guarantee the 6.000% Senior Notes due 2020. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Custom Direct, Inc. (1)	Delaware	16-1582962
Custom Direct LLC (1)	Delaware	02-0691866
Deluxe Business Operations, Inc. (1)	Delaware	04-2942374
Deluxe Enterprise Operations, Inc. (1)	Minnesota	20-2945936
Deluxe Financial Services, Inc. (1)	Minnesota	41-1877307
Deluxe Manufacturing Operations, Inc. (1)	Minnesota	04-3816582
Deluxe Small Business Sales, Inc. (1)	Minnesota	20-2945889
Hostopia.com Inc. (1)	Delaware	65-1036866
OrangeSoda, Inc. (1)	Nevada	26-1655434
Safeguard Business Systems, Inc. (2)	Delaware	23-1689322
Safeguard Holdings, Inc. (2)	Texas	26-2382015

The principal executive offices of each additional registrant listed above is set forth below:

(1)           3680 Victoria Street North, Shoreview, Minnesota 55126. The telephone number of each additional registrant at that address is (651) 483-7111.

(2)           8585 Stemmons Freeway, Suite 600N, Dallas, Texas 75247. The telephone number of each additional registrant at that address is (800) 523-2422.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2013

PROSPECTUS

DELUXE CORPORATION

Offer to Exchange

$200,000,000 aggregate principal amount of 6.000% Senior Notes due 2020 that have been registered under the Securities Act of 1933

for any and all outstanding unregistered 6.000% Senior Notes due 2020

We are offering to exchange an aggregate principal amount of $200,000,000 of registered 6.000% Senior Notes due 2020, or the new notes, for any and all of our outstanding unregistered 6.000% Senior Notes due 2020 that were issued in a private offering on November 27, 2012, or the old notes. We are offering to exchange the new notes for the old notes to satisfy our obligations contained in the registration rights agreement that we entered into in connection with the issuance of the old notes. We will not receive any proceeds from the exchange offer, and issuance of the new notes will not result in any increase in our outstanding debt.

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes will not apply to the new notes.

Our obligations under the new notes will be jointly and severally and fully and unconditionally guaranteed by all of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness, all of which we refer to in this prospectus as the guarantors.

We do not intend to list the new notes on any securities exchange or seek approval for quotation through any automated trading system.

You may withdraw your tender of old notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes.

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2013, unless extended by us.

Broker-dealers receiving new notes in exchange for old notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the new notes.

See “Risk factors” beginning on page 14 for a discussion of certain risks that you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. We are submitting this prospectus to holders of old notes so that they can consider exchanging their old notes for new notes. You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying transmittal documents. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the applicable document that contains that information. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell nor are we soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received in exchange for old notes. For a period of up to 180 days following the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale. See “Plan of distribution.”

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to: Investor Relations, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126-2966, telephone: (651) 787-1068. To obtain timely delivery of any requested information, holders of old notes must make any request no later than                    , 2013, five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, five business days before such extended expiration date.

Industry data and forecasts

This prospectus and the information incorporated herein by reference includes market and industry data and forecasts that we obtained from industry publications and surveys, reports by market research firms and other

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published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. The third-party sources mentioned above generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the market and industry data presented herein or incorporated herein by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” in this prospectus and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Forward-looking statements

This prospectus includes and incorporates by reference statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When we use the words or phrases “should result,” “believe,” “intend,” “plan,” “are expected to,” “expectations,” “targeted,” “will continue,” “will approximate,” “is anticipated,” “estimate,” “project,” “outlook” or similar expressions in this prospectus or in the information incorporated herein by reference, they indicate forward-looking statements. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the information incorporated herein by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

We want to caution you that any forward-looking statements are subject to uncertainties and other factors that could cause them to be incorrect. The material uncertainties and other factors known to us are discussed under the heading “Risk factors” in this prospectus and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. Although we have attempted to compile a comprehensive list of these important factors, we want to caution you that other factors may prove to be important in affecting our future operating results. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

You are further cautioned not to place undue reliance on those forward-looking statements because they speak only of our views as of the date the statements were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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Summary

This summary provides an overview of our business and the key aspects of the exchange offer. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus, including the “Risk factors” section contained herein and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and the consolidated financial statements and related notes incorporated herein by reference, before making an investment decision. Some of the statements in this summary constitute forward-looking statements. See “Forward-looking statements.” Unless otherwise noted or indicated by context, and except as expressly set forth in the section entitled “Description of notes,” in this prospectus the terms “we,” “us,” “our,” “the Company,” “our Company” and “Deluxe” refer to Deluxe Corporation and its direct and indirect subsidiaries.

Vision

Our vision is to be the best at helping small businesses and financial institutions grow. Through our various businesses and brands, we help small businesses and financial institutions better grow, operate and protect their businesses. We employ a multi-channel strategy to provide a suite of life-cycle driven solutions to our customers, with a focus on providing simple, easy-to-use, innovative solutions that fulfill customer needs.

Company overview

Deluxe is organized into three reportable business segments that combine to make us a valuable partner for small businesses and financial institutions as well as one of the top check producers in North America. Our three business segments are Small Business Services, Financial Services and Direct Checks.

Small Business Services. Small Business Services offers a suite of personalized products and services that help small businesses grow, operate and protect their businesses. This segment sells business checks, forms and accessories (for example, billing forms, work orders, purchase orders, invoices, labels and retail packaging supplies) as well as marketing solutions and other services including web design and hosting, fraud protection, payroll, logo design, search engine optimization and marketing and digital printing services designed to fulfill the sales and marketing needs of small businesses, as well as such promotional products as business cards, greeting cards, brochures and apparel. We sell these products and services through multiple channels, including direct response advertising, referrals from financial institutions and telecommunications clients, distributors and local dealers, in North America and portions of South America and Europe. For the year ended December 31, 2012, revenue for Small Business Services was $961.6 million, operating income for Small Business Services was $160.4 million and Small Business Services’ revenue accounted for 63% of our total revenue.

Financial Services. Financial Services offers products and services for financial institutions, including comprehensive check programs, fraud prevention and monitoring services, customer acquisition, marketing communications and profitability analytics. We also offer enhanced services such as customized reporting, file management and expedited account conversion support. For the year ended December 31, 2012, revenue for Financial Services was $341.1 million, operating income for Financial Services was $77.7 million and Financial Services’ revenue accounted for 23% of our total revenue.

Direct Checks. Direct Checks is the nation’s leading direct-to-consumer check supplier and sells personal and business checks and check-related products and services. For the year ended December 31, 2012, revenue for Direct Checks was $212.2 million, operating income for Direct Checks was $63.9 million and Direct Checks’ revenue accounted for 14% of our total revenue.

Our common stock is publicly traded on the New York Stock Exchange under the symbol “DLX.”

Competitive strengths

We believe that our Company has the following competitive strengths:

Market leader. We are a leading printer of checks, as measured by total revenue and the number of checks produced, as well as a provider of printed products and services for small businesses, consumers and financial institutions. We have a strong, long-standing reputation for quality and service across our expansive customer base. Our customer base includes approximately four million small business customers, 5,700 financial institution clients and eight million direct-to-consumer customers, which we believe represents the largest base in the direct-to consumer checks marketplace. We leverage our leadership position and our strong relationships to sell a range of other products and services to our three customer types: small businesses; financial institutions; and consumers. In addition to our product and service offerings, we believe that our portfolio of brands creates a competitive advantage in winning new customer accounts, as well as in retaining existing customers.

Diversified business with broad product and service offerings. We continue to diversify our business through our three business segments. We use direct marketing, a North American sales force, financial institution and telecommunication client referrals, the internet and independent distributors and dealers to provide our customers a wide range of customized products and services. We produce checks, forms and related products, and we also offer a growing suite of marketing solutions and other services. For example, our Small Business Services segment offers services such as web design, hosting and other services, logo design, search engine optimization and marketing, fraud protection services, payroll services and digital printing services designed to fulfill the sales and marketing needs of small businesses as well as promotional products such as business cards, greeting cards, brochures and apparel. Financial Services offers various customer fraud protection, customer acquisition programs and risk management and profitability offerings. Direct Checks provides package insert programs and fraud protection programs. Over the past several years we have increased our focus on growing non-check revenue. In 2012, our revenue from non-check products and services was 41% of consolidated revenue.

Proven ability to reduce costs. We have been pursuing cost reduction and business simplification initiatives, including: reducing shared services infrastructure costs; streamlining our call center and fulfillment activities; eliminating system and work stream redundancies; and strengthening our ability to quickly develop new products and services and bring them to market. We have reduced stock-keeping units, standardized products and services and improved the sourcing of third-party goods and services.

As a result of all of these efforts, we realized net cost savings of approximately $50 million during 2012, as compared to our 2011 results of operations, generated primarily by our sales and marketing, fulfillment and information technology organizations. Approximately 65% of these savings impacted selling, general and administrative expense, with the remaining 35% affecting cost of revenue.

Leader in technology-based services and solutions. We continue to invest in several key initiatives that will allow us to achieve our strategies and further position us as a provider of higher growth, technology-enabled solutions. Some of our key initiatives include continuing to improve our e-commerce capabilities, implementing a unified integrated platform for our various web based offerings, improving our customer analytics, focusing on key customer segments and improving our merchandising. Additionally, our improved solutions leverage differentiated, technology-led check offers, driven by investments in fully automated flat delivery packaging, digital printing and on-line portals and dashboards.

Effective and efficient manufacturing and fulfillment. We continue to focus on improving the customer experience by providing excellent service and quality, reducing costs and increasing productivity. We accomplish this by embedding lean operating principles in all processes while emphasizing a culture of continuous improvement. Under this approach, employees work together to produce products, rather than working on individual tasks in a linear fashion. Because employees assume more ownership of the end product, the results are improved productivity and lower costs.

Strong and consistent cash flow generation. Improved operating results combined with modest capital expenditure requirements and efficient use of working capital have led to strong and consistent cash flow generation over the past several years. Our broad financial institution customer base enters into contracts which generally range in duration from three to six years, allowing us a more consistent revenue stream. Cash flow from operating activities of continuing operations was $244 million, $235 million and $213 million for 2012, 2011 and 2010, respectively. Capital expenditures for the same periods were $35 million, $36 million and $44 million, respectively.

Well positioned to grow. We have delivered three consecutive years of revenue growth, for the first time since 1996. During recent years, we executed our cost reduction actions and identified additional opportunities to improve our cost structure. In addition, we believe we took appropriate steps to position ourselves for sustainable growth, including accelerating our brand awareness and positioning initiatives, investing in technology for new marketing solutions and service offerings, enhancing our internet capabilities, improving customer segmentation and adding new small business customers to whom we can cross sell other products and services. We invested in acquisitions that we believe offer higher growth marketing solutions and other services, extend our direct-to-consumer offerings, improve our operating cash flow and bring analytics-driven deposit acquisition marketing programs to our financial institution clients. We believe that we are well-positioned to continue delivering revenue growth and strong margins.

Strong management team. Lee Schram, our Chief Executive Officer, and his experienced executive leadership team bring a focused sense of urgency to Deluxe and have been driving transformation. Additionally, we have invested in our brand and created stronger technology and digital expertise by adding sales and technology leaders from our business services acquisitions plus several proven key leaders in e-commerce, search engine optimization and marketing and web-to-print.

Strategy

Our business strategy is focused on the following initiatives:

Small Business Services. Our focus within Small Business Services is to grow revenue and increase operating income by continuing to implement the following strategies:

•                  Acquire new customers by leveraging customer referrals that we receive from our Financial Services segment’s financial institution clients and our telecommunications clients, as well as from other marketing initiatives, including internet and direct mail solicitations;

•                  Expand sales of higher growth marketing solutions and other services;

•                  Increase our share of the amount small businesses spend on the types of products and services in our portfolio through increased brand awareness and improved customer segmentation and analytics; and

•                  Continue to optimize our cost and expense structure.

We expect higher growth marketing solutions and other services will represent an increasing portion of our revenue going forward.

Financial Services. Our strategies within Financial Services are as follows:

•                  Optimize core check revenue streams and acquire new clients;

•                  Expand sales of higher growth marketing solutions and other services that differentiate us from the competition; and

•                  Continue to optimize our cost and expense structure.

In our efforts to expand beyond check-related products, we deliver several marketing solutions and other service offerings, including:

•                  Marketing solutions—a variety of strategic and tactical marketing solutions which help financial institutions acquire new customers, deepen existing customer relationships and retain customers, including Cornerstone SolutionsSM, analytics-driven direct marketing programs, and SwitchAgentSM, a proprietary service allowing consumers to easily switch from one financial institution to another.

•                  Banker’s Dashboard®—online financial management tools that provide financial institutions with a comprehensive daily view of their financial picture.

•                  DeluxeProvent®—a comprehensive suite of identity protection services.

•                  Deluxe Detect®—a new account applicant screening tool.

Direct Checks. Our strategies within Direct Checks are as follows:

•                  Maximize the lifetime value of customers by selling new features, accessories and products;

•                  Continue to optimize our cost and expense structure; and

•                  Optimize cash flow.

We continue to actively market our products and services through targeted advertising, including a continued focus on the internet channel. Additionally, we continue to explore avenues to increase sales to existing customers. One example is our EZShield® offering, a check protection service that provides reimbursement to consumers for losses resulting from forged signatures or endorsements and altered checks.

Industry overview

Checks. According to a Federal Reserve study released in December 2010, the most recent information available, approximately 27.5 billion checks were written in 2009. According to this study, checks are no longer the largest single non-cash payment method in the United States, being surpassed by the debit card. Checks written account for approximately 25% of all non-cash payment transactions, which is a reduction from the Federal Reserve study released in December 2007 when checks accounted for approximately 35% of all non-cash payment transactions. The Federal Reserve estimates that checks written declined approximately 6.1% per year between 2006 and 2009. We expect that the number of checks written will continue to decline in the long-term. However, we cannot predict the rate at which this decline will continue. In addition, we believe that turmoil in the financial services industry between 2009 and 2011 had a negative impact on our check volumes, as some of our clients experienced higher than normal customer attrition. However, our Financial Services check order decline rates did return to pre-recessionary levels in 2012.

Small business customers. The Small Business Administration’s Office of Advocacy defines a small business as an independent business having fewer than 500 employees. In 2010, the most recent information available,  it was estimated that there were approximately 27.9 million small businesses in the United States. This represented approximately 99.7% of all U.S. employer firms. According to the same survey, small businesses employ almost half of all private sector employees and generated 64% of net new jobs created over the past 18 years. According to the Small Business Branch of Industry Canada, there are just over one million small businesses in Canada with employees, and 98% of businesses in Canada have fewer than 100 employees.

The small business market is impacted by general economic conditions and the rate of small business formations. The index of small business optimism published by the National Federation of Independent Business was 93.9 in January 2012 and ended the year at 88.0, the second lowest index since March 2010, and 70% of small business owners characterized the current period as a bad time to expand. The National Federation of Independent Business’ December 2012 report also showed that 45% of business owners believe conditions will be worse in six months, while only 11% expect an improvement. Forward labor market indicators are also weak, and small business owners’ view of the future does not foresee much improvement in economic growth. On a positive note, according to the Small Business Administration’s Office of Advocacy, there was a slight increase in the number of small businesses created in 2011, as compared to 2010. We believe small businesses are more likely to be significantly affected by economic downturns than larger, more established companies. During a sluggish economy, it may be more difficult for small businesses to obtain credit and small businesses may choose to spend their limited funds on items other than our products and services. Over the past four years, we believe the economy negatively impacted our operating results and/or our growth opportunities, and we expect the economic environment will continue to be challenging in 2013.

The business checks and forms portion of the markets serviced by Small Business Services has been declining, and we expect this trend to continue. In addition to the decrease in the use of checks due to the availability of alternative payment methods, continual technological improvements also provide small business customers with alternative means to enact and record business transactions. For example, off-the-shelf business software applications, electronic transaction systems and mobile applications have been designed to replace pre-printed business forms products.

We are a Minnesota corporation. Our principal executive offices are located at 3680 Victoria Street North, Shoreview, Minnesota 55126-2966. Our telephone number at that address is (651) 483-7111. Our website is located at deluxe.com. Our website and the information contained on our website are not a part of this prospectus.

The exchange offer

The offering of the old notes

We sold the old notes on November 27, 2012 to J.P. Morgan Securities LLC and certain other initial purchasers pursuant to a purchase agreement among us, the guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers, dated November 9, 2012. We refer to J.P. Morgan Securities LLC and the other initial purchasers as the initial purchasers. The initial purchasers subsequently resold the old notes: (i) to qualified institutional buyers under Rule 144A; and (ii) to persons outside the United States under Regulation S, each as promulgated under the Securities Act.

Registration rights agreement

In connection with the issuance of the old notes, we and the guarantors entered into a registration rights agreement with J.P. Morgan Securities LLC, on behalf of itself and the initial purchasers, which obligates us and the guarantors to file a registration statement with the SEC and to use our and their commercially reasonable efforts to commence and complete the exchange offer within 340 days after the issuance of the old notes. The exchange offer is intended to satisfy certain of our and the guarantors’ obligations under the registration rights agreement. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your old notes, except under certain limited circumstances pursuant to the registration rights agreement.

The exchange offer

We are offering to exchange the new notes, which have been registered under the Securities Act, for your old notes, which were issued on November 27, 2012 in the initial offering. In order to be exchanged, an old note must be validly tendered and accepted. All old notes that are validly tendered and not validly withdrawn by the expiration date of the exchange offer will be exchanged. We will issue new notes promptly after the expiration of the exchange offer.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend the expiration date.

Exchange agent

We have appointed U.S. Bank National Association as our exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent under “The exchange offer—Exchange agent.”

Conditions to the exchange offer

The exchange offer is subject to customary conditions, which we may, but are not required to, waive. Please see “The exchange offer—Conditions to the exchange offer” for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the expiration date of the exchange offer.

Procedures for tendering old notes

Unless you comply with the procedures described below under “The exchange offer—Procedures for tendering old notes—Guaranteed delivery,” you must do one of the following on or prior to the expiration date of the exchange offer to participate in the exchange offer:

•      tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal with the required signature guarantee and all other documents required by the letter of transmittal to U.S. Bank National Association, as exchange agent, at the address set forth in this prospectus, and such old notes must be received by the exchange agent prior to the expiration of the exchange offer; or

•      tender your old notes by using the book-entry transfer procedures described in “The exchange offer—Procedures for tendering old notes—Book-entry delivery procedures” and transmitting a properly completed and duly executed letter of transmittal with the required signature guarantee, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer.

Guaranteed delivery procedures

If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but your old notes are not immediately available, time will not permit your old notes or other required documents to be received by the exchange agent before the expiration of the exchange offer or the procedures for book-entry transfer cannot be completed prior to the expiration of the exchange offer, then you may tender your old notes by following the procedures described below under “The exchange offer—Procedures for tendering old notes—Guaranteed delivery.”

Special procedures for beneficial owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf the old notes prior to the expiration of the exchange offer.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of your old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered.

Withdrawal; non-acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on              , 2013 by sending the exchange agent written notice of withdrawal. Any old notes tendered on or prior to the expiration date of the exchange offer that are not validly withdrawn on or prior to the expiration date of the exchange offer may not be withdrawn. If we decide for any reason not to accept any old notes tendered for exchange or to withdraw the exchange offer, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please see “The exchange offer—Withdrawal of tenders.”

Resales of new notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “The exchange offer—Purpose and effects of the exchange offer” for more information regarding resales.

Consequences of not exchanging your old notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register your old notes under the Securities Act pursuant to the registration rights agreement except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, or as otherwise required under certain limited circumstances pursuant to the terms of the registration rights agreement, we do not currently anticipate that we will register the old notes under the Securities Act.

For more information regarding the consequences of not tendering your old notes, please see “The exchange offer—Consequences of failure to exchange.”

U.S. federal income and estate tax considerations

The exchange of old notes for new notes in the exchange offer will not be a taxable exchange for U.S. federal income and estate tax purposes. Please see “Material U.S. federal income and estate tax considerations for non-U.S. holders” for more information.

Use of proceeds

The exchange offer is being made solely to satisfy certain of our and the guarantors’ obligations under the registration rights agreement, and we will not receive any cash proceeds from the issuance of the new notes. See “Use of proceeds.”

Fees and expenses	We will pay all of our expenses incident to the exchange offer.

Additional documentation; further information; assistance

Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer.

The new notes

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. The new notes represent the same debt as the old notes for which they are being exchanged. Both the old notes and the new notes are governed by the same indenture. References to the notes in this prospectus include both the old notes and the new notes, unless otherwise specified or the context otherwise requires.

Issuer	Deluxe Corporation

Securities offered	$200.0 million aggregate principal amount of 6.000% Senior Notes due 2020.

Maturity date	November 15, 2020.

Interest payment dates	May 15 and November 15.

Optional redemption

The notes will be redeemable at our option, in whole or in part, at any time on or after November 15, 2016, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to November 15, 2016, we may also redeem some or all of the notes at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium.

At any time prior to November 15, 2015, we may on any one or more occasions redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 106.000% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption, subject to certain limitations.

Mandatory offers to purchase

The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness (with a corresponding permanent reduction in commitment, if applicable) or to enter into an agreement to invest in capital assets or capital stock of a restricted subsidiary (as defined under the heading “Description of notes”).

Guarantees

Our obligations under the notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness. Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of the notes. See

“Description of notes—Note guarantees.”

For the 12 months ended December 31, 2012, our non-guarantor subsidiaries:

•      accounted for $271.2 million, or 17.9%, of our revenues; and

•      accounted for $18.8 million, or 11.1%, of our net income.

As of December 31, 2012, our non-guarantor subsidiaries:

•      had $142.9 million of total assets, representing 10.1% of our total assets; and

•      had $58.9 million of total liabilities, including trade payables, representing 6.0% of our total liabilities.

Amounts are presented after giving effect to intercompany eliminations.

Ranking

The notes:

•      are our senior unsecured obligations;

•      rank equally with all our existing and future senior unsecured debt;

•      are effectively subordinated to all our existing and future secured debt, to the extent of the value of the collateral securing such debt;

•      are structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the notes; and

•      are senior to all of our existing and future unsecured senior subordinated or subordinated debt.

As of December 31, 2012:

•      our and the guarantors’ consolidated outstanding indebtedness was approximately $652.6 million, none of which was secured, and we had additional commitments of approximately $191.5 million available to us under our revolving credit facility (after giving effect to approximately $8.5 million of outstanding letters of credit);

•      we had approximately $652.6 million of senior unsecured indebtedness;

•      we had no unsecured senior subordinated or subordinated indebtedness; and

•      our subsidiaries that do not guarantee the notes had approximately $58.9 million of liabilities (excluding intercompany liabilities).

Covenants	The indenture governing the notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

•      incur, assume or guarantee additional indebtedness;

•      issue redeemable stock and preferred stock;

•      pay dividends or distributions or redeem or repurchase capital stock;

•      prepay, redeem or repurchase debt that is junior in right of payment to the notes;

•      make loans and investments;

•      incur liens;

•      restrict dividends, loans or asset transfers from our subsidiaries;

•      sell or otherwise dispose of assets, including capital stock of subsidiaries;

•      consolidate or merge with or into, or sell substantially all of our assets to, another person; and

•      enter into transactions with affiliates.

These covenants are subject to a number of important exceptions and qualifications. In addition, if the notes receive an investment grade rating from at least two nationally recognized credit rating agencies, the covenants listed above will be replaced with less restrictive covenants. For more details, see “Description of notes.”

Absence of public market for the new notes

The new notes generally will be freely transferable but will also be a new issue of securities for which there is currently no established trading market. We do not intend to apply for a listing of the new notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. The initial purchasers have advised us that they currently intend to make a market in the new notes. However, they are not obligated to do so, and any market making with respect to the new notes may be discontinued without notice.

Risk factors

You should carefully consider all of the information contained or incorporated by reference in this prospectus and, in particular, you should evaluate the specific factors under “Risk factors” beginning on page 14 and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Summary historical financial and other data

Our summary historical financial data set forth below as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 were derived from our audited historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. Our summary historical financial data set forth below as of December 31, 2008, 2009 and 2010 and for the years ended December 31, 2008 and 2009 were derived from our audited historical consolidated financial statements not included or incorporated by reference in this prospectus. Such financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2009 or our Annual Report on Form 10-K for the year ended December 31, 2010. See “Where you can find additional information.”

Acquisitions and certain other transactions during the periods presented have resulted in a lack of comparability to other periods. Our summary historical financial data should be read in conjunction with the section of this prospectus entitled “Capitalization” and the consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Statement of income data:

(Dollars in thousands, except earnings	Fiscal years ended December 31,
and dividends per share)	2008	2009	2010	2011	2012
Revenue	$1,468,662	$1,344,195	$1,402,237	$1,417,596	$1,514,917
Cost of goods sold	566,513	504,782	488,419	493,402	524,375
Gross profit	902,149	839,413	913,818	924,194	990,542
Selling, general and administrative expense	670,991	616,496	624,303	640,307	680,460
Restructuring and asset impairment charges and net gain/(loss) on sale of facilities	21,924	32,328	7,971	12,829	8,054
Operating income	209,234	190,589	281,544	271,058	302,028
Gain (loss) on early debt extinguishment	—	9,834	—	(6,995)	(5,258)
Interest expense	(50,421)	(46,280)	(44,165)	(47,797)	(46,847)
Other income (expense)	1,363	878	(1,430)	(182)	830
Income tax provision	54,304	55,656	82,554	71,489	80,261
Income from continuing operations	105,872	99,365	153,395	144,595	170,492
Net loss from discontinued operations	(4,238)	—	(771)	—	—
Net income	$101,634	$99,365	$152,624	$144,595	$170,492
Basic earnings per share:
Income from continuing operations	$2.06	$1.94	$2.98	$2.82	$3.33
Loss from discontinued operations	(0.08)	—	(0.02)	—	—
Basic earnings per share	1.97	1.94	2.97	2.82	3.33
Diluted earnings per share:
Income from continuing operations	$2.05	$1.94	$2.97	$2.80	$3.32
Loss from discontinued operations	(0.08)	—	(0.01)	—	—
Diluted earnings per share	1.97	1.94	2.96	2.80	3.32
Cash dividends per share	1.00	1.00	1.00	1.00	1.00

Balance sheet data:

	As of December 31,
(Dollars in thousands)	2008	2009	2010	2011	2012
Cash and cash equivalents	$15,590	$12,789	$17,383	$28,687	$45,435
Total assets	1,218,985	1,211,210	1,308,691	1,388,809	1,412,440
Total current liabilities	283,637	243,048	211,512	300,367	220,110
Long-term debt	773,896	742,753	748,122	656,131	652,581
Shareholders’ equity	53,066	117,210	226,198	302,689	432,935

Cash flow data:

	Fiscal years ended December 31,
(Dollars in thousands)	2008	2009	2010	2011	2012
Net cash provided by operating activities of continuing operations	$198,487	$206,438	$212,615	$235,367	$244,077
Net cash used by investing activities of continuing operations	(135,773)	(81,788)	(136,170)	(131,785)	(68,513)
Net cash used by financing activities of continuing operations	(67,681)	(128,545)	(72,541)	(91,702)	(159,510)

Financial and other data:

(In thousands, except revenue per	Fiscal years ended December 31,
order and ratio of earnings to fixed charges)	2008	2009	2010	2011	2012
Orders	62,823	59,174	56,736	54,348	53,216
Revenue per order	$23.38	$22.72	$24.72	$26.08	$28.47
Ratio of earnings to fixed charges	4.0x	4.2x	6.0x	5.2x	5.9x

Risk factors

Before participating in the exchange offer, you should carefully consider the various risks of an investment in the new notes, including those described below and those described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus, together with all of the other information included in, or incorporated by reference into, this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business, financial condition or results of operations. These risks also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-looking statements.”

Risks relating to the notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry or prevent us from meeting our obligations under the notes.

As of December 31, 2012, our total indebtedness was approximately $652.6 million as shown on the following chart:

(In millions)
5.125% Senior Notes due 2014	$256.8
7.00% Senior Notes due 2019	200.0
6.000% Senior Notes due 2020	195.8
Total	$652.6

Our level of indebtedness could have important consequences for you, including the following:

•                  it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or general corporate or other purposes;

•                  a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures and future business opportunities;

•                  the debt service requirements of our other indebtedness could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

•                  certain of our borrowings, including borrowings under our revolving credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

•                  it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt;

•                  it may increase our cost of borrowing; and

•                  we may be vulnerable to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. See “Forward-looking statements” contained herein and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cash flows and liquidity” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our revolving credit facility, the indentures that govern our 5.125% Senior Notes due 2014 and our 7.00% Senior Notes due 2019, or the existing notes, or the indenture that governs the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our revolving credit facility, the indenture that governs our 7.00% Senior Notes due 2019 and the indenture that governs the notes restrict our ability to dispose of our assets and to use the proceeds from any such disposition. We may not be able to consummate such dispositions or to obtain the realized proceeds of such dispositions, or such proceeds may not be adequate to meet any debt service obligations then due. See “Description of other indebtedness” and “Description of notes.”

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•                  our debt holders could declare all outstanding principal and interest to be due and payable;

•                  the lenders under our revolving credit facility could terminate their commitments to lend us money and could foreclose against the assets securing their borrowings; and

•                  we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our revolving credit facility, the indentures that govern the existing notes and the indenture that governs the notes do not fully prohibit us or our subsidiaries from doing so. As of December 31, 2012, letters of credit outstanding under our revolving credit facility were approximately $8.5 million and net available borrowings under our revolving credit facility were approximately $191.5 million. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. See “Description of other indebtedness” and “Description of notes.”

Restrictive covenants in our revolving credit facility, the indentures that govern the existing notes and the indenture that governs the notes may adversely affect our operations.

Our revolving credit facility, the indentures that govern the existing notes and the indenture that governs the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. The agreements governing our indebtedness include covenants restricting our, and certain of our subsidiaries’, ability to, among other things:

•                  incur, assume or guarantee additional indebtedness;

•                  issue redeemable stock and preferred stock;

•                  pay dividends or distributions or redeem or repurchase our capital stock;

•                  prepay, redeem or repurchase debt that is junior in right of payment of the notes;

•                  make loans, investments and advances;

•                  incur liens;

•                  restrict dividends, loans or asset transfers from our subsidiaries;

•                  sell or otherwise dispose of assets, including capital stock of our subsidiaries;

•                  enter into sale and leaseback transactions;

•                  enter into swap agreements;

•                  consolidate or merge with or into, or sell substantially all of our assets to, another person; and

•                  enter into transactions with affiliates.

In addition, under our revolving credit facility, we are required to maintain certain leverage and interest coverage ratios. From and after April 1, 2014, our revolving credit facility also requires us to maintain a certain liquidity level under certain circumstances. Our ability to meet these ratios and this level can be affected by events beyond our control, and we cannot assure you that we will meet them.

As a result of the above, we may be:

•                  limited in how we grow or restructure our business;

•                  unable to raise additional debt or equity financing to operate during general economic or business downturns;

•                  unable to compete effectively or take advantage of new business opportunities; or

•                  unable to execute our business strategy.

In addition, a breach of any of the above covenants could result in a default under one or more of the agreements governing our indebtedness, including as a result of a cross default provision. Upon the occurrence of an event of default under our revolving credit facility, the lenders could elect to declare all amounts outstanding under our revolving credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our revolving credit facility could proceed against the collateral granted to them to secure that indebtedness. We and the guarantors under our revolving credit facility have pledged substantially all of our and their personal property, excluding certain assets, as collateral for our obligations under our revolving credit facility. If the lenders under our revolving credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our revolving credit facility and our other indebtedness, including the notes, or borrow sufficient funds to refinance such indebtedness. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See “Description of other indebtedness.”

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our revolving credit facility, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Assuming our revolving credit facility is fully drawn, each quarter point change in interest rates would result in a $500,000 change in annual interest expense on our then existing revolving credit facility. In addition, we have entered into swap agreements with respect to the notes and our 5.125% Senior Notes due 2014. A quarter point decrease in interest rates would result in a payment of $995,000 by us to the counterparties.

Your right to receive payments on the notes is effectively junior to the right of lenders who have a security interest in our or the guarantors’ assets, to the extent of the value of those assets.

Our obligations under the notes and the guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our revolving credit facility and each guarantor’s obligations under its guarantee of our revolving credit facility are secured by a security interest in substantially all of our and their personal property, excluding certain assets. If we are declared bankrupt or insolvent, or if we default under our revolving credit facility, the lenders under our revolving credit facility could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of our or the guarantors’ assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See “Description of other indebtedness.”

As of December 31, 2012, we had no senior secured indebtedness under our revolving credit facility and approximately $191.5 million of availability under our revolving credit facility, which, if borrowed, would constitute senior secured indebtedness. The indenture governing the notes permits us, subject to some limitations, to incur additional secured debt without equally and ratably securing the notes.

Claims of holders of the notes are structurally subordinated to claims of creditors of our existing and future subsidiaries that are not, or do not become, guarantors of the notes.

Claims of holders of the notes are structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries will be available for distribution, upon a liquidation or otherwise, to us or our creditors, including the holders of the notes. The indenture that governs the notes permits these subsidiaries, subject to some limitations, to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Our non-guarantor subsidiaries accounted for $271.2 million, or 17.9%, of our revenues and $18.8 million, or 11.1%, of our net income for the year ended December 31, 2012 and $142.9 million, or 10.1%, of our total assets and $58.9 million, or 6.0%, of our total liabilities as of December 31, 2012. Amounts are presented after giving effect to intercompany eliminations.

In addition, a subsidiary that provides a guarantee of the notes will be automatically released from its guarantee upon the occurrence of certain events, including the following:

•                  the designation of that subsidiary as an unrestricted subsidiary;

•                  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by that subsidiary; or

•                  the sale or other disposition, including the sale of all or substantially all of the assets, of that subsidiary.

If the guarantee of any subsidiary is released, no holder of notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holder of the notes. See “Description of notes—Note guarantees.”

We are a holding company and may not have access to sufficient cash to make payments on the notes.

We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. In addition, our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the notes, and any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Although the indenture that governs our 7.00% Senior Notes due 2019 and the indenture that governs the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders or a default under any of the indentures that govern the existing notes, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our revolving credit facility and our indentures), we could be in default under the terms of the agreements governing such indebtedness, including our revolving credit facility and our indentures. In the event of such default:

•                  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•                  the lenders under our revolving credit facility could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets; and

•                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above and we could be forced into bankruptcy or liquidation. See “Description of other indebtedness” and “Description of notes.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for any such repurchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to repurchase all of the notes that are tendered upon a change of control and repay our other indebtedness that could become due upon a change of control. We may require additional financing from third parties to fund any such repurchases, and we may be unable to obtain such financing on satisfactory terms or at all. Further, we may be contractually restricted under the terms of our then-outstanding indebtedness from repurchasing all of the notes that are tendered upon a change of control. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain waivers of any such restrictions. Our failure to repurchase the notes upon a change of control would cause a default under the indenture that governs the notes and a cross default under our revolving credit facility. Our revolving credit facility also provides that a change in control (as defined therein) will be a default that permits lenders to accelerate the maturity of borrowings thereunder, thereby limiting our ability to raise cash to purchase the notes and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions.

The change of control provisions in the indenture that governs the notes may not protect you from certain important corporate events.

The change of control provisions in the indenture that governs the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that would trigger our obligation to repurchase the notes. If such an event occurs, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite such event. See “Description of other indebtedness” and “Description of notes—Change of control.”

Holders of notes may not be able to determine when a change of control giving rise to their right to have their notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that governs the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale of less than all of our assets to another person may be uncertain.

Federal and state fraudulent transfer and conveyance laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require holders of the notes to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•                  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•                  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•                  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•                  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor, if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent that the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the notes or the incurrence of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•                  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the relevant guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in the acceleration of such debt.

Although each guarantee entered into by a subsidiary contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or conveyance, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer or conveyance law or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In addition, in a recent Florida bankruptcy case, these types of provisions were found to be unenforceable.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if such court determines that (1) the holders of the notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

The new notes are a new issue of securities for which there is no established public market. We do not intend to have the new notes listed on any national securities exchange or to arrange for their quotation on any automated dealer quotation system. The initial purchasers have advised us that they intend to make a market in the new notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes and, if commenced, they may discontinue their market making activities at any time without notice. In addition, such market making activities may be limited while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the new notes. The liquidity of any market for the new notes will depend on a number of factors, including, without limitation:

•                  the number of holders of the new notes;

•                  our operating performance and financial condition;

•                  the market for similar securities;

•                  the interest of securities dealers in making a market in the new notes; and

•                  prevailing interest rates.

The market price for the new notes may be volatile.

Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions may not adversely affect the liquidity in that market or the prices at which you may sell your new notes. In addition, subsequent to their issuance, the new notes may trade at a discount, depending upon prevailing interest rates, our operating performance and financial condition, the market for similar securities and other factors. Therefore, we cannot assure you that you will be able to sell your new notes at a particular time or that the price that you receive when you sell will be favorable.

A lowering or withdrawal of the credit ratings assigned to our debt securities by credit rating agencies may reduce the market value of the notes, increase our future borrowing costs and reduce our access to capital.

Our debt securities currently have non-investment grade credit ratings, and any credit rating assigned to our debt securities could be lowered or withdrawn entirely by a credit rating agency if, in that credit rating agency’s judgment, future circumstances relating to the basis of such credit rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in the credit ratings of our debt securities will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of the credit ratings assigned to our debt securities would likely make it more difficult or expensive for us to obtain additional debt financing. If any credit rating initially assigned to the new notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your new notes without a substantial discount.

Use of proceeds

The exchange offer is intended to satisfy certain of our and the guarantors’ obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in a like principal amount. The form and terms of the new notes are identical in all material respects to the form and terms of the old notes, except as otherwise described herein under “The exchange offer—Terms of the exchange offer.” The old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

Capitalization

The following table sets forth our capitalization as of December 31, 2012. You should read the following table in conjunction with the sections of this prospectus entitled “Selected historical financial data” and “Description of other indebtedness” and the consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

(Dollars in thousands)	As of December 31, 2012
Cash and cash equivalents	$45,435
Debt:
Amount drawn on revolving credit facility	—	(1)
5.125% Senior Notes due 2014	256,770	(2)
7.00% Senior Notes due 2019	200,000
6.000% Senior Notes due 2020	195,811	(3)
Total debt	$652,581
Total shareholders’ equity	432,935
Total capitalization	$1,085,516

(1)                   Consists of a $200.0 million secured revolving credit facility expiring in February 2017. The revolving credit facility provides for revolving credit loans, swing line loans of up to an aggregate amount of $15.0 million and letters of credit of up to an aggregate amount of $20.0 million. See “Description of other indebtedness—Revolving credit facility.” As of December 31, 2012, letters of credit outstanding under our revolving credit facility were approximately $8.5 million and net available borrowings under our revolving credit facility were approximately $191.5 million.

(2)                   Includes increase due to cumulative change in fair value of hedged debt of approximately $3.4 million as of December 31, 2012.

(3)                  Includes decrease due to cumulative change in fair value of hedged debt of approximately $4.2 million as of December 31, 2012.

Selected historical financial data

Our selected historical financial data set forth below as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 were derived from our audited historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. Our selected historical financial data set forth below as of December 31, 2008, 2009 and 2010 and for the years ended December 31, 2008 and 2009 were derived from our audited historical consolidated financial statements not included or incorporated by reference in this prospectus. Such financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2009 or our Annual Report on Form 10-K for the year ended December 31, 2010. See “Where you can find additional information.”

Acquisitions and certain other transactions during the periods presented have resulted in a lack of comparability to other periods. Our selected historical financial data should be read in conjunction with the section of this prospectus entitled “Capitalization” and the consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Statement of income data:

(Dollars in thousands, except earnings	Fiscal years ended December 31,
and dividends per share)	2008	2009	2010	2011	2012
Revenue	$1,468,662	$1,344,195	$1,402,237	$1,417,596	$1,514,917
Cost of goods sold	566,513	504,782	488,419	493,402	524,375
Gross profit	902,149	839,413	913,818	924,194	990,542
Selling, general and administrative expense	670,991	616,496	624,303	640,307	680,460
Restructuring and asset impairment charges and net gain/(loss) on sale of facilities	21,924	32,328	7,971	12,829	8,054
Operating income	209,234	190,589	281,544	271,058	302,028
Gain (loss) on early debt extinguishment	—	9,834	—	(6,995)	(5,258)
Interest expense	(50,421)	(46,280)	(44,165)	(47,797)	(46,847)
Other income (expense)	1,363	878	(1,430)	(182)	830
Income tax provision	54,304	55,656	82,554	71,489	80,261
Income from continuing operations	105,872	99,365	153,395	144,595	170,492
Net loss from discontinued operations	(4,238)	—	(771)	—	—
Net income	$101,634	$99,365	$152,624	$144,595	$170,492
Basic earnings per share:
Income from continuing operations	$2.06	$1.94	$2.98	$2.82	$3.33
Loss from discontinued operations	(0.08)	—	(0.02)	—	—
Basic earnings per share	1.97	1.94	2.97	2.82	3.33
Diluted earnings per share:
Income from continuing operations	$2.05	$1.94	$2.97	$2.80	$3.32
Loss from discontinued operations	(0.08)	—	(0.01)	—	—
Diluted earnings per share	1.97	1.94	2.96	2.80	3.32
Cash dividends per share	1.00	1.00	1.00	1.00	1.00

Balance sheet data:

	As of December 31,
(Dollars in thousands)	2008	2009	2010	2011	2012
Cash and cash equivalents	$15,590	$12,789	$17,383	$28,687	$45,435
Total assets	1,218,985	1,211,210	1,308,691	1,388,809	1,412,440
Total current liabilities	283,637	243,048	211,512	300,367	220,110
Long-term debt	773,896	742,753	748,122	656,131	652,581
Shareholders’ equity	53,066	117,210	226,198	302,689	432,935

Cash flow data:

	Fiscal years ended December 31,
(Dollars in thousands)	2008	2009	2010	2011	2012
Net cash provided by operating activities of continuing operations	$198,487	$206,438	$212,615	$235,367	$244,077
Net cash used by investing activities of continuing operations	(135,773)	(81,788)	(136,170)	(131,785)	(68,513)
Net cash used by financing activities of continuing operations	(67,681)	(128,545)	(72,541)	(91,702)	(159,510)

The exchange offer

This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the information incorporated by reference herein, for a complete understanding of the exchange offer.

Purpose and effects of the exchange offer

On November 27, 2012, or the issue date, we sold $200.0 million aggregate principal amount of our 6.000% Senior Notes due 2020 in a private placement. On or after the issue date, the old notes were resold to “qualified institutional buyers” as defined in and in compliance with Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

Also on November 27, 2012, we, the guarantors and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers, entered into a registration rights agreement pursuant to which we and the guarantors agreed that we and they would file a registration statement with the SEC relating to an offer to exchange the old notes for SEC-registered notes with terms identical to the old notes (except that the new notes will not be subject to restrictions on transfer or to any increase in annual interest rate applicable to the old notes). The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. We and the guarantors will use our and their commercially reasonable efforts to complete the exchange offer within 340 days after the old notes were issued. If the exchange offer is not completed on or prior to the date that is 340 days after the old notes were issued, the annual interest rate borne by the old notes may be increased.

The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on our books or the books of The Depository Trust Company, or DTC, or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe the new notes issued in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•                  you are not a broker-dealer that purchased old notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•                  you are not our “affiliate”; and

•                  you acquire the new notes in the ordinary course of your business and that you have no arrangement or understanding with any person to participate in the distribution of the new notes.

Any holder that tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes or that is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery provisions of the Securities Act in connection with any secondary resale transaction. Any holder that fails to comply with such requirements may incur liabilities under the Securities Act for which the holder will not be indemnified by us. Each broker-dealer (other than an affiliate of ours) that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of 180 days following the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or its acceptance would not comply with applicable securities or blue sky laws.

By tendering in the exchange offer, you will represent to us that, among other things:

•                  you are acquiring the new notes in the exchange offer in the ordinary course of your business, whether or not you are a holder;

•                  you are transferring good and marketable title to the old notes free and clear of all liens, security interests, charges or encumbrances or rights of parties other than you;

•                  you do not have an arrangement or understanding with any person to participate in the distribution of the new notes;

•                  you are not a broker-dealer, or if you are a broker-dealer, you will comply with the registration and prospectus delivery provisions of the Securities Act to the extent applicable; and

•                  you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our “affiliate,” you will comply with the registration and prospectus delivery provisions of the Securities Act to the extent applicable.

Following the completion of the exchange offer, the holders of notes will not have any further registration rights (except in the limited circumstances provided under the registration rights agreement), and the old notes will continue to be subject to certain restrictions on transfer. See “—Consequences of failure to exchange.” Accordingly, the liquidity of the market for the old notes could be adversely affected.

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on whether to participate in the exchange offer.

Consequences of failure to exchange

The old notes that are not exchanged for new notes in the exchange offer will remain restricted securities within the meaning of Rule 144(a)(3) of the Securities Act and subject to restrictions on transfer. Accordingly, such old notes may not be offered, sold, pledged or otherwise transferred except:

(1)           to us or any of our subsidiaries, upon redemption thereof or otherwise;

(2)           so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act;

(3)           in an offshore transaction in accordance with Regulation S under the Securities Act;

(4)           to an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a qualified institutional buyer and that is purchasing old notes for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of old notes of $250,000;

(5)           in reliance on another exemption from the registration requirements of the Securities Act; or

(6)           pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in accordance with the Securities Act and any other applicable securities laws. In the case of (3), (4) and (5) above, we or the trustee under the indenture that governs the old notes may require the delivery of an opinion of counsel, a certification or other information satisfactory to us or such trustee.

To the extent old notes are tendered and accepted in the exchange offer, the principal amount of outstanding old notes will decrease. Accordingly, the liquidity of the market for the old notes could be adversely affected.

Terms of the exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or prior to the expiration date of the exchange offer. We will issue new notes in exchange for the same principal amount of old notes accepted in the exchange offer. The new notes will accrue interest on the same terms as the old notes; however, holders of the old notes accepted for exchange will not receive accrued interest thereon at the time of exchange; rather, all accrued interest on the old notes will become obligations under the new notes. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and, except in the limited circumstances provided under the registration rights agreement, holders of the new notes will not be entitled to the rights of holders of old notes under the registration rights agreement.

The new notes will evidence the same debt as the old notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to all registered holders of outstanding old notes. Only a registered holder of old notes or such holder’s legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture that governs the notes may participate in the exchange offer. There will be no fixed record date for determining the holders of old notes entitled to participate in the exchange offer.

Holders of the old notes do not have any appraisal or dissenter’s rights under Minnesota law or the indenture that governs the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the old notes for the purposes of receiving the new notes. The new notes delivered in the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of old notes.

If any tendered old notes are not accepted for exchange because of an invalid tender, our withdrawal of the exchange offer, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder, unless otherwise provided in the letter of transmittal, as promptly as practicable after the expiration date of the exchange offer or our withdrawal of the exchange offer, as applicable. Any acceptance, waiver of default or rejection of a tender of notes shall be at our sole discretion and shall be conclusive, final and binding.

Holders that tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See “—Fees and expenses.”

Expiration date; extensions; amendments

The term expiration date with respect to the exchange offer means 5:00 p.m., New York City time, on           , 2013 unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to extend the exchange offer; if any of the conditions set forth below under “—Conditions to the exchange offer” have not been satisfied, to terminate the exchange offer; or to amend the terms of the exchange offer in any manner. We may effect any such extension, termination or amendment by giving oral or written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such extension, termination or amendment as promptly as practicable. If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a prospectus supplement that will be distributed to the registered holders of the old notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any extension, termination or amendment to the exchange offer to an appropriate news agency.

Procedures for tendering old notes

Tenders of old notes. The tender by a holder of old notes pursuant to any of the procedures set forth below will constitute the tendering holder’s acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of old notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their old notes. The procedures by which old notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the old notes are held.

DTC has authorized DTC participants that are beneficial owners of old notes through DTC to tender their old notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal and deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under “—Book-entry delivery procedures” or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program, or ATOP, for which the exchange offer will be eligible, and follow the procedures for book-entry transfer set forth below under “—Book-entry delivery procedures.”

Tender of old notes held in physical form. To tender old notes held in physical form in the exchange offer:

•                  the exchange agent must receive, at the address set forth in this prospectus, a properly completed letter of transmittal applicable to such old notes (or a facsimile thereof) duly executed by the tendering holder and any other documents the letter of transmittal requires, and tendered old notes must be received by the exchange agent at such address (or delivery effected through the deposit of old notes into the exchange agent’s account with DTC and making book-entry delivery as set forth below) on or prior to the expiration date of the exchange offer; or

•                  the tendering holder must comply with the guaranteed delivery procedures set forth below on or prior to the expiration date of the exchange offer.

Letters of transmittal and old notes should be sent only to the exchange agent and should not be sent to us.

Tender of old notes held through a custodian. To tender old notes that a custodian bank, depository, broker, trust company or other nominee holds of record, the beneficial owner thereof must instruct such holder to tender the old notes on the beneficial owner’s behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus, which the beneficial owner may use to instruct the registered holder of such beneficial owner’s old notes to effect the tender.

Tender of old notes held through DTC. To tender old notes that are held through DTC, DTC participants on or prior to the expiration date of the exchange offer should either:

•                  properly complete and duly execute the letter of transmittal (or a facsimile thereof) and any other documents required by the letter of transmittal, and deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below; or

•                  transmit their acceptance through ATOP, for which the exchange offer will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term Agent’s Message means a message transmitted by DTC to, and received by, the exchange agent, and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from a participant in DTC tendering the old notes and that such participant has received the letter of transmittal, agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Tendered old notes held through DTC must be delivered to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of old notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering old notes and delivering letters of transmittal. If you use ATOP to tender, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on or prior to the expiration date of the exchange offer. Except as otherwise provided in the letter of transmittal, tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent on or prior to such date.

Except as provided below, unless the old notes being tendered are deposited with the exchange agent on or prior to the expiration date of the exchange offer (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject such tender. Exchange of new notes for old notes will be made only against deposit of the tendered old notes and delivery of all other required documents.

Book-entry delivery procedures. The exchange agent will establish accounts with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of old notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to as a Book-Entry Confirmation.

Signature guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act, either of which we refer to as an Eligible Institution, unless the old notes tendered thereby are tendered (1) by a registered holder of old notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such old notes) that has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. In addition, if the old notes are registered in the name of a person other than the signer of the letter of transmittal or if old notes not accepted for exchange or not tendered for exchange are to be returned to a person other than the registered holder, then the signature on the letter of transmittal accompanying the tendered old notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

Guaranteed delivery. If you wish to tender your old notes but they are not immediately available or if you cannot deliver your old notes, the letter of transmittal and any other required documents to the exchange agent or comply with the applicable procedures under ATOP on or prior to the expiration date of the exchange offer, you may tender if:

•                  the tender is made by or through an Eligible Institution;

•                  on or prior to the expiration date of the exchange offer, the exchange agent receives from that Eligible Institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, courier or overnight delivery or a properly transmitted Agent’s Message relating to a notice of guaranteed delivery:

•                     stating your name and address, the certificate number or numbers of your old notes and the principal amount of old notes tendered;

•                     stating that the tender is being made thereby; and

•                     guaranteeing that, within three business days after the expiration date of the exchange offer, the letter of transmittal or a facsimile thereof or an Agent’s Message in lieu thereof, together with the old notes or a Book-Entry Confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

•                  the exchange agent receives such properly completed and executed letter of transmittal or facsimile or Agent’s Message, as well as all tendered old notes in proper form for transfer or a Book-Entry Confirmation, and all other documents required by the letter of transmittal, within three business days after the expiration date of the exchange offer.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

Determination of validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid and may not be accepted. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. The interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of old notes through the exchange agent, neither we, the guarantors, the exchange agent nor any other person is under any duty to give such notification, nor shall we or they incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if old notes are submitted in a principal amount greater than the principal amount of old notes being tendered by a tendering holder, such unaccepted or non-exchanged old notes will either be:

•                  returned by the exchange agent to the tendering holder; or

•                  in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry delivery procedures described above, credited to an account maintained with DTC.

Withdrawal of tenders

Except as otherwise provided herein, tenders of old notes in the exchange offer may be withdrawn at any time on or prior to the expiration date of the exchange offer. To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer. Any such notice of withdrawal must:

•                  specify the name of the person having deposited the old notes to be withdrawn;

•                  identify the old notes to be withdrawn, including the certificate number or numbers of the particular certificate or certificates evidencing the old notes (unless such old notes were tendered by book-entry transfer), and aggregate principal amount of such old notes; and

•                  be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture that governs the old notes register the transfer of the old notes into the name of the person withdrawing such old notes.

If old notes have been delivered pursuant to the procedures for book-entry transfer set forth in “—Procedures for tendering old notes—Book-entry delivery procedures,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with such withdrawn old notes and must otherwise comply with DTC procedures.

If the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of tendered old notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us in our sole discretion, which determination shall be conclusive, final and binding on all parties. No withdrawal of tendered old notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the guarantors, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, nor shall we or they incur any liability for failure to give any such notification. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are retendered on or prior to the expiration date of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under “—Procedures for tendering old notes” at any time on or prior to the expiration date of the exchange offer.

Any old notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date of the exchange offer or the termination of the exchange offer, as applicable, or, if so requested in a notice of withdrawal, promptly after receipt by us of the notice of withdrawal, without cost to such holder.

Conditions to the exchange offer

The exchange offer is not subject to any conditions, other than that:

•                  the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC;

•                  there shall not have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that would or might, in our sole judgment, prohibit, prevent, restrict or delay completion of the exchange offer;

•                  no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, would or might prohibit, prevent, restrict or delay completion of the exchange offer, or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates;

•                  there shall not have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates that, in our sole judgment, would or might prohibit, prevent, restrict or delay completion of the exchange offer;

•                  the trustee under the indenture that governs the notes shall not have objected in any respect to or taken any action that could, in our sole judgment, adversely affect the completion of the exchange offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting or the making of the exchange offer; and

•                  there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our sole judgment, might affect the extension of credit by banks or other lending institutions, (e) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration of a national emergency or war by the United States or any other calamity or crisis or any other change in political, financial or economic conditions, if the effect of any such event, in our sole judgment, makes it impractical or inadvisable to proceed with the exchange offer or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may:

•                  refuse to accept any old notes and return all tendered old notes to the tendering holders;

•                  terminate the exchange offer;

•                  extend the exchange offer and retain all tendered old notes, subject, however, to the rights of holders to withdraw such tendered old notes; or

•                  waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered old notes that have not been validly withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Exchange agent

U.S. Bank National Association, the trustee under the indenture that governs the notes, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery and other documents to the exchange agent addressed as follows:

By Regular, Registered or Certified Mail or Overnight or Hand Delivery:

U.S. Bank National Association

60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

By Facsimile Transmission (Eligible Institutions Only): (651) 466-7372, Attention: Specialized Finance

To Confirm by Telephone: (800) 934-6802

Fees and expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitations may be made by telegraph, telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out-of-pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture that governs the notes, accounting and legal fees and printing costs, among others.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of the old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

Description of other indebtedness

Revolving credit facility

We are a party to a $200.0 million secured revolving credit facility with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Fifth Third Bank, as syndication agent, and U.S. Bank National Association and Union Bank, N.A., as co-documentation agents. Our revolving credit facility provides for revolving credit loans, swing line loans of up to an aggregate amount of $15.0 million and letters of credit of up to an aggregate amount of $20.0 million. Our revolving credit facility will expire on February 8, 2017. As of December 31, 2012, we had no loans outstanding under our revolving credit facility and net available borrowings under our revolving credit facility were approximately $191.5 million.

Interest rate and fees

Amounts drawn under our revolving credit facility bear interest at a rate equal to, at our option, either (a)(1) LIBOR divided by (2) one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the U.S. Federal Reserve System to which JPMorgan Chase Bank, N.A. is subject for eurocurrency funding, or the Adjusted LIBO Rate, plus a margin of between 1.50% and 2.50% (depending on our leverage coverage ratio), or (b) an alternate base rate determined by reference to the higher of (1) JPMorgan Chase Bank, N.A.’s “prime rate,” (2) the federal funds effective rate plus 0.50% and (3) the Adjusted LIBO Rate plus 1.0%, plus a margin of between 0.50% and 1.50% (depending on our leverage coverage ratio). As of December 31, 2012, the applicable margin for borrowings under our revolving credit facility was 1.75% with respect to Adjusted LIBO Rate borrowings and 0.75% with respect to alternate base rate borrowings.

In addition to paying interest on outstanding principal under our revolving credit facility, we are required to pay a commitment fee of between 0.20% and 0.45% (depending on our leverage coverage ratio) in respect of unutilized commitments thereunder.

Mandatory prepayment

If at any time the aggregate amount of outstanding revolving credit loans, swing line loans, unreimbursed letter of credit drawings and undrawn letters of credit under our revolving credit facility exceeds the commitment amount, we are required to repay outstanding loans and replace or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.

Optional prepayment

We may ratably prepay our borrowings under our revolving credit facility at any time, in whole or in part, in minimum amounts of $500,000 (and multiples of $500,000 in excess thereof), without penalty or premium other than customary “breakage” costs with respect to Adjusted LIBO Rate borrowings. However, if we fail to make prepayments as elected, our failure to pay will be considered an event of default.

Guarantees and security

All obligations under our revolving credit facility are unconditionally guaranteed by our existing and future material subsidiaries, other than certain of our foreign subsidiaries.

We and the guarantors under our revolving credit facility have pledged substantially all of our and their personal property, excluding certain assets, as collateral for our obligations under our revolving credit facility.

Covenants

Our revolving credit facility contains a number of customary negative covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

•                  incur, assume or guarantee additional indebtedness;

•                  pay dividends or distributions or redeem or repurchase our capital stock;

•                  prepay, redeem, repurchase, amend or modify debt that is junior in right of payment to debt outstanding under our revolving credit facility;

•                  make loans, advances and investments, including acquisitions;

•                  incur liens;

•                  enter into agreements that restrict the ability to grant liens or to obtain dividends, payments or loans from our subsidiaries;

•                  sell or otherwise dispose of assets, including capital stock of our subsidiaries;

•                  enter into sale and leaseback transactions;

•                  enter into swap agreements;

•                  consolidate or merge with or into, or sell substantially all of our assets to, another person; and

•                  enter into transactions with affiliates.

Our revolving credit facility also contains certain customary affirmative covenants. In addition, under our revolving credit facility, we are required to maintain certain leverage and interest coverage ratios. From and after April 1, 2014, our revolving credit facility also requires us to maintain a certain liquidity level under certain circumstances.

Events of default

Our revolving credit facility contains customary events of default, including, without limitation, payment defaults, covenant defaults, breach of representations and warranties, cross defaults to certain other material indebtedness, certain events of bankruptcy, insolvency or reorganization, judgment defaults in excess of specified amounts, certain events under the U.S. Employee Retirement Income Security Act of 1974, as amended, the occurrence of a change of control and the failure of any material provision of any guarantee or security document to be in full force and effect.

2019 notes

We have outstanding $200.0 million aggregate principal amount of our 7.00% Senior Notes due 2019, or 2019 notes, that were issued on March 15, 2011 pursuant to an indenture, dated as of March 15, 2011, as amended and supplemented by a supplemental indenture, dated as of July 30, 2012, among us, the guarantors of the 2019 notes, or the 2019 note guarantors, and U.S. Bank National Association, as trustee. The 2019 notes bear interest at 7.00% per annum with interest payment dates on March 15 and September 15 of each year. The 2019 notes will mature on March 15, 2019.

Guarantees

The 2019 notes are jointly and severally and fully and unconditionally guaranteed, on a senior unsecured basis, by all of our direct and indirect subsidiaries that guarantee any of our other indebtedness.

Ranking

The 2019 notes are our and the 2019 note guarantors’ senior unsecured obligations and rank equally in right of payment with all of our and the 2019 note guarantors’ existing and future senior unsecured debt; rank senior to all of our and the 2019 note guarantors’ existing and future unsecured senior subordinated and subordinated debt; and are effectively subordinated to all of our and the 2019 note guarantors’ existing and future secured debt, to the extent of the value of the collateral securing such debt. The 2019 notes are also structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that are not 2019 note guarantors.

Mandatory redemption and sinking fund

We are not required to make mandatory redemption payments or sinking fund payments with respect to the 2019 notes. However, under certain circumstances, in the event of an asset sale or as described under “—Change of control” below, we may be required to offer to purchase the 2019 notes.

Optional redemption

Prior to March 15, 2014, we may on any one or more occasions redeem up to 35% of the original principal amount of the 2019 notes with the net cash proceeds of one or more equity offerings (as such term is defined in the indenture that governs the 2019 notes) at a redemption price of 107% of the principal amount of the 2019 notes redeemed plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the original principal amount of the 2019 notes remains outstanding after each such redemption and (2) the redemption occurs within 90 days after the closing of the equity offering.

In addition, we may redeem some or all of the 2019 notes at any time prior to March 15, 2015 at a price equal to 100% of the principal amount of the 2019 notes redeemed plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and a premium equal to the greater of (1) 1.0% of the principal amount of the 2019 notes redeemed on the redemption date and (2) the excess of (a) the present value, at the redemption date, of (i) the redemption price of such 2019 notes at March 15, 2015 (as set forth below) plus (ii) all required interest payments due on such 2019 notes through March 15, 2015, computed using a discount rate equal to the treasury rate (as such term is defined in the indenture that governs the 2019 notes) plus 50 basis points, over (b) the principal amount of such 2019 notes on the redemption date.

On and after March 15, 2015, the 2019 notes will be redeemable at our option at the following redemption prices (expressed as percentages of principal amount of the 2019 notes to be redeemed), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2015	103.50%
2016	101.75%
2017 and thereafter	100.00%

Change of control

If we experience a change of control (as such term is defined in the indenture that governs the 2019 notes), we will be required to make an offer to repurchase the 2019 notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Restrictive covenants

Subject to certain exceptions, the indenture that governs the 2019 notes currently restricts our, and certain of our subsidiaries’, ability to, among other things:

•                  incur, assume or guarantee additional indebtedness;

•                  issue redeemable stock and preferred stock;

•                  pay dividends or distributions or redeem or repurchase capital stock;

•                  prepay, redeem or repurchase debt that is junior in right of payment to the 2019 notes;

•                  make loans and investments;

•                  incur liens;

•                  restrict dividends, loans or asset transfers from our subsidiaries;

•                  sell or otherwise dispose of assets, including capital stock of subsidiaries; and

•                  enter into transactions with affiliates.

However, following the first day that (1) the 2019 notes have an investment grade rating from at least two nationally recognized credit rating agencies and (2) no default has occurred and is continuing under the indenture that governs the 2019 notes, the above restrictions (other than certain restrictions relating to certain of our subsidiaries’ ability to guarantee indebtedness) will be suspended. Thereafter, if at any time the 2019 notes’ credit rating is downgraded from an investment grade rating by two or more nationally recognized credit rating agencies, the suspended restrictions will be reinstated until the 2019 notes once again obtain an investment grade rating from two or more nationally recognized credit rating agencies.

During any period when the 2019 notes have an investment grade rating from at least two nationally recognized credit rating agencies, the indenture that governs the 2019 notes will (1) restrict our, and certain of our subsidiaries’, ability to issue, assume or guarantee any indebtedness secured by a lien on certain of our manufacturing plants, or upon any shares of capital stock or indebtedness of certain of our subsidiaries, without effectively providing that all of the 2019 notes are secured equally and ratably and (2) prohibit us and certain of our subsidiaries from entering into any sale and leaseback transaction with a term of more than three years with respect to certain of our manufacturing plants, provided that we and certain of our subsidiaries may, however, without securing the 2019 notes, issue or assume secured debt or enter into a sale and leaseback transaction as long as the aggregate amount of secured debt and the attributable debt from sale and leaseback transactions together do not exceed 10% of our consolidated total assets.

In addition, the indenture that governs the 2019 notes generally permits a consolidation or merger between us and another corporation, as well as the sale or transfer by us of all or substantially all of our property and assets. These transactions will be permitted if, among other things, the acquiring entity is organized under the laws of any domestic jurisdiction and assumes, by supplemental indenture, all of our responsibilities and liabilities under the indenture that governs the 2019 notes; immediately after the transaction, no event of default exists or will exist under the indenture that governs the 2019 notes; each guarantor of the 2019 notes confirms, by supplemental indenture, that its guarantee will apply to the acquiring entity’s responsibilities and liabilities under the indenture that governs the 2019 notes; and we have delivered to the trustee under the indenture that governs the 2019 notes an officers’ certificate and an opinion of counsel representing that the transaction and the related supplemental indenture comply with the indenture that governs the 2019 notes.

Events of default

The indenture that governs the 2019 notes contains customary events of default including, without limitation, payment defaults, covenant defaults, cross defaults to other indebtedness in excess of specified amounts, certain events of bankruptcy, insolvency or reorganization, judgment defaults in excess of specified amounts and the failure of any guarantee by a significant party to be in full force and effect.

2014 notes

We have outstanding $253.5 million aggregate principal amount of our 5.125% Senior Notes due 2014, series B, or the 2014 notes, that were issued on October 1, 2004 pursuant to an indenture, dated as of April 30, 2003, between us and Wells Fargo Bank, N.A., as trustee. The 2014 notes bear interest at 5.125% per annum with interest payment dates on April 1 and October 1 of each year. The 2014 notes will mature on October 1, 2014.

Ranking

The 2014 notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured debt; rank senior to all of our existing and future unsecured senior subordinated and subordinated debt; and are effectively subordinated to all of our existing and future secured debt, to the extent of the value of the collateral securing such debt. The 2014 notes are also structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries.

Redemption and sinking fund

The 2014 notes may be redeemed, in whole or in part, from time to time at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2014 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2014 notes to be redeemed discounted to the date of redemption on a semiannual basis at the adjusted treasury rate (as such term is defined in the indenture that governs the 2014 notes) plus 20 basis points.

There is no sinking fund with respect to the 2014 notes.

Restrictive covenants

Subject to certain exceptions, the indenture that governs the 2014 notes restricts our, and certain of our subsidiaries’, ability to issue, assume or guarantee any indebtedness secured by a lien on certain of our manufacturing plants, or upon any shares of capital stock or indebtedness of certain of our subsidiaries, without effectively providing that all of the 2014 notes are secured equally and ratably. Subject to certain exceptions, the indenture that governs the 2014 notes prohibits us and certain of our subsidiaries from entering into any sale and leaseback transaction with a term of more than three years with respect to certain of our manufacturing plants.

We and certain of our subsidiaries may, however, without securing the 2014 notes, issue or assume secured debt or enter into a sale and leaseback transaction as long as the aggregate amount of secured debt and the attributable debt from sale and leaseback transactions together do not exceed 10% of our consolidated total assets.

Consolidation, merger or sale

The indenture that governs the 2014 notes generally permits a consolidation or merger between us and another corporation, partnership or trust organization, as well as the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if, among other things, the acquiring entity is organized under the laws of any domestic jurisdiction and assumes, by supplemental indenture, all of our responsibilities and liabilities under the indenture that governs the 2014 notes; immediately after the transaction, no event of default exists or will exist under the indenture that governs the 2014 notes; and we have delivered to the trustee under the indenture that governs the 2014 notes an officers’ certificate and an opinion of counsel representing that the transaction and the related supplemental indenture comply with the indenture that governs the 2014 notes.

Events of default

The indenture that governs the 2014 notes contains customary events of default including, without limitation, payment defaults, covenant defaults and certain events of bankruptcy, insolvency or reorganization.

Description of notes

We have issued the old notes and will issue the new notes described in this prospectus (collectively, the “Notes”) under an indenture, dated as of November 27, 2012 (the “Indenture”), among us, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest payment date (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes, will be treated as a single class for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase, and will vote on all matters with the Notes.

This “Description of notes” is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this “Description of notes” is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company, the Subsidiary Guarantors and your rights. The Company will make a copy of the Indenture available to the holders upon request.

You will find the definitions of capitalized terms used in this “Description of notes” under the heading “Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Deluxe Corporation and not to its direct and indirect subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The notes

The Notes:

•                  are general unsecured, senior obligations of the Company;

•                  are limited to an aggregate principal amount of $200.0 million, subject to our ability to issue Additional Notes;

•                  mature on November 15, 2020;

•                  are unconditionally Guaranteed on a senior basis by each Restricted Subsidiary that Guarantees Indebtedness of the Company or any Subsidiary Guarantor; under certain circumstances, Subsidiary Guarantors may be released from their Guarantees without the consent of the holders of the Notes. See “—Note guarantees”;

•                  are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•                  are represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form;

•                  rank equally in right of payment with any existing and future senior Indebtedness of the Company, without giving effect to collateral arrangements;

•                  are effectively subordinated to all secured Indebtedness of the Company (including obligations under the Senior Credit Agreement) to the extent of the value of the pledged assets;

•                  are structurally subordinated to the obligations (including trade payables) of any of our Non-Guarantor Subsidiaries; and

•                  are senior in right of payment to any Subordinated Obligations of the Company.

Interest

Interest on the Notes will:

•                  accrue at the rate of 6.000% per annum;

•                  accrue from the date of original issuance, or, if interest has already been paid, from the most recent interest payment date;

•                  be payable in cash semi-annually in arrears on May 15 and November 15;

•                  be payable to the holders of record on each May 1 and November 1 immediately preceding the related interest payment dates; and

•                  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or that has been tendered in an Asset Disposition Offer or Change of Control Offer. Also, the Company is not required to transfer or exchange any Note (i) for a period of 15 days before a selection of Notes to be redeemed or (ii) for a period beginning on the opening of business 15 days before a record date for the payment of interest and ending on the applicable succeeding interest payment date.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

Except as described below, the Notes are not redeemable until November 15, 2016. On and after November 15, 2016 the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Percentage
2016	103.000%
2017	101.500%
2018 and thereafter	100.000%

Prior to November 15, 2015, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)         at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(2)         the redemption occurs within 90 days after the closing of such Equity Offering.

In addition, at any time prior to November 15, 2016, the Company may redeem the Notes, in whole or in part, upon not less than 30 days nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 15, 2016 (such redemption price being described under the first paragraph of this “—Optional redemption”) plus (2) all required interest payments due on such Note through November 15, 2016, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2016; provided, however, that if the period from the redemption date to November 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Ranking

The Notes are general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated, are effectively subordinated to all of our secured Indebtedness (to the extent of the value of the assets securing such Indebtedness) and are structurally subordinated to the liabilities of our Non-Guarantor Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any senior secured Indebtedness (which could be Indebtedness under the Senior Credit Agreement), the assets of the Company and the Subsidiary Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Subsidiary Guarantees then outstanding.

As of December 31, 2012:

•                  outstanding Indebtedness of the Company and the Subsidiary Guarantors was approximately $652.6 million, none of which was secured, and the Company had additional commitments of approximately $191.5 million available to it under the Senior Credit Agreement (after giving effect to approximately $8.5 million of outstanding letters of credit);

•                  the Company and the Subsidiary Guarantors had no Subordinated Obligations; and

•                  our Non-Guarantor Subsidiaries had approximately $58.9 million of liabilities (excluding intercompany liabilities).

Note guarantees

The Subsidiary Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed, on a senior unsecured basis, the Company’s obligations under the Notes and the Indenture; under certain circumstances described below, Subsidiary Guarantors may be released from their Guarantees without the consent of the holders of the Notes. The Subsidiary Guarantors have also, jointly and severally, agreed to pay, in addition to the amounts stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

Each of the Subsidiary Guarantees:

•                  is a general unsecured senior obligation of each Subsidiary Guarantor;

•                  ranks equally in right of payment with any existing and future senior Indebtedness of each such Subsidiary Guarantor, without giving effect to collateral arrangements;

•                  is effectively subordinated to all secured Indebtedness of a Subsidiary Guarantor (including obligations under the Senior Credit Agreement) to the extent of the value of the pledged assets; and

•                  is senior in right of payment to Guarantor Subordinated Obligations of the Subsidiary Guarantors.

As of December 31, 2012:

•                  the Subsidiary Guarantors had no outstanding Indebtedness (excluding intercompany liabilities and Guarantees under the Senior Credit Agreement, the 2011 Indenture and the Indenture); and

•                  the Subsidiary Guarantors had no Guarantor Subordinated Obligations.

For the 12 months ended December 31, 2012, the Non-Guarantor Subsidiaries accounted for approximately 7.0% of our consolidated operating income. As of December 31, 2012, the Non-Guarantor Subsidiaries accounted for approximately 10.1% of our consolidated total assets and approximately 6.0% of our consolidated total liabilities.

Pursuant to the covenant described under “—Certain covenants—Limitation on subsidiary guarantees,” the Company may from time to time be required to cause additional Restricted Subsidiaries to become Subsidiary Guarantors.

Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all obligations that are Guaranteed under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk factors—Federal and state fraudulent transfer and conveyance laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require holders of the notes to return payments received and, if that occurs, you may not receive any payments on the notes.”

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1)         the sale or other disposition is in compliance with the Indenture, including the covenants “—Limitation on sales of assets and subsidiary stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and “—Merger and consolidation”; and

(2)         all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation, and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the Credit Facilities and (2) all other Indebtedness of the Company and its Restricted Subsidiaries and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “—Limitation on indebtedness” or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under the second paragraph of “—Limitation on indebtedness,” then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged. In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture or in connection with any legal defeasance of the Notes or upon satisfaction and discharge of the Indenture, each in accordance with the terms of the Indenture.

In order for a Subsidiary Guarantor to be released from its obligations under its Subsidiary Guarantee in any of the cases set forth above, the Trustee may require that the Subsidiary Guarantor deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and/or release have been complied with.

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1)         that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)         the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)         the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)         accept for payment all Notes or portions of Notes (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)         deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)         deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the future Indebtedness may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay any such other Indebtedness containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross default under the Senior Credit Agreement.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain covenants

Effectiveness of covenants

Following the first day:

(a)         the Notes have an Investment Grade Rating from at least two of the Ratings Agencies; and

(b)         no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the subheadings below:

•                  “—Limitation on indebtedness”;

•                  “—Limitation on restricted payments”;

•                  “—Limitation on liens”;

•                  “—Limitation on restrictions on distributions from restricted subsidiaries”;

•                  “—Limitation on sales of assets and subsidiary stock”;

•                  “—Limitation on affiliate transactions”; and

•                  clause (a)(3) of “—Merger and consolidation”

(collectively, the “Suspended Covenants”) and will instead be subject to the provisions of the Indenture described under “—Investment grade covenants” below. If on any subsequent date (the “Reinstatement Date”) the Notes’ credit rating is downgraded from an Investment Grade Rating by two or more of the Rating Agencies, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating by two or more of the Rating Agencies (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be permitted to be Incurred pursuant to the first or second paragraph of “—Limitation on indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (4)(b) of the second paragraph of “—Limitation on indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on restricted payments” will be made as though the covenants described under “—Limitation on restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments.”

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

Indebtedness of the Company or any Subsidiary Guarantor Incurred pursuant to a Credit Facility together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount up to $600.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions utilized in accordance with clause 3(a) of “—Limitations on sales of assets and subsidiary stock” that permanently reduce the commitments thereunder;

(2)

Guarantees by (x) the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture, provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture;

(3)

Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (including Preferred Stock); provided, however,

(a)   if the Company is the obligor on such Indebtedness and the obligee is a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)   if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)   (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be.

(4)

Indebtedness represented by (a) the Notes issued on the Issue Date, the Notes issued in this registered exchange offer pursuant to the Registration Rights Agreement and any Subsidiary Guarantees of the Notes, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10) of this paragraph) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) of this paragraph or Incurred pursuant to the first paragraph of this covenant;

(5)

Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6)

Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness Incurred in accordance with the Indenture; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodities;

(7)

the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments, in each case Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business of the Company or such Restricted Subsidiary and Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (7), not to exceed the greater of (i) $50.0 million and (ii) 10% of Consolidated Net Tangible Assets, at any time outstanding;

(8)

Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds, letters of credit and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)

Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(10)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(11)	Indebtedness of foreign Subsidiaries not to exceed in the aggregate $32.5 million at any one time outstanding;

(12)	Indebtedness used to defease the Notes; and

(13)

in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed the greater of (i) $200.0 million and (ii) 30% of Consolidated Net Tangible Assets, at any time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)         subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)         all Indebtedness outstanding under the Senior Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

(3)         Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)         if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)         the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)         Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(7)         the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(8)         the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)         declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)   dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)   dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a wholly-owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)         purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)         purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (3) of the second paragraph of the covenant “—Limitation on indebtedness” or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)         make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)   a Default shall have occurred and be continuing (or would result therefrom); or

(b)   the Company is not able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph under the “—Limitation on indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (4), (6), (7), (8), (9) and (14) of the next succeeding paragraph) would exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2007 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds, plus the fair market value of property, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to May 14, 2007 (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to May 14, 2007 of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company;

(iv) the amount equal to the net reduction subsequent to May 14, 2007 in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”),

which amount in each case under this clause (iv) shall not exceed the amount of Restricted Investments previously made in such Person; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(v) $15.0 million.

The provisions of the preceding paragraph will not prohibit:

(1)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(3)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(4)

so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net

Available Cash to the extent permitted under “—Limitation on sales of assets and subsidiary stock” below;

(5)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(6)	so long as no Default or Event of Default has occurred and is continuing,

(a)   the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided such redemptions or repurchases pursuant to this clause will not exceed $3.5 million in the aggregate during any calendar year and $12.5 million in the aggregate for all such redemptions and repurchases, plus the amount of any capital contributions to the Company as a result of sales of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company to such persons (provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph); and

(b)   loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $5.5 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7)

so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(8)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(9)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Change of control” covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitation on sales of assets and subsidiary stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(10)

the repurchase or redemption of the Company’s preferred stock purchase rights, or any substitute therefor, in an aggregate amount not to exceed the product of (x) the number of outstanding shares of Common Stock of the Company and (y) $0.01 per share, as such amount may be adjusted in accordance with the rights agreement relating to the Common Stock of the Company;

(11)

so long as (a) no Default or Event of Default shall have occurred and be continuing and (b) immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under the “—Limitation on indebtedness” covenant, payments of quarterly per share cash dividends on the Company’s Common Stock not greater than the per share cash dividends paid on the Company’s Common Stock for the most recent fiscal quarter ending prior to the Issue Date (adjusted for stock dividends, splits, combination reclassifications or other similar events (including in connection with a merger or consolidation) affecting the Company’s Common Stock);

(12)

payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under “—Merger and consolidation”;

(13)	cash payments to stockholders in lieu of fractional shares; and

(14)	so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $80.0 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any property or assets required to be valued by this covenant shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee.

Currently, all of the Company’s Subsidiaries are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)

make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)

transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit:

(i)

any encumbrance or restriction pursuant to (a) an agreement in effect at or entered into on the Issue Date including, without limitation, the Indenture, the Notes issued on the Issue Date, the Subsidiary Guarantees of such Notes, the 2011 Indenture and the Senior Credit Agreement (and related documentation), or (b) any Notes issued in this exchange offer and any Guarantees thereof;

(ii)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to the Indenture;

(iii)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(iv)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a)   that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b)   contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(v)

(a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(vi)

any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

(vii)

any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)	any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

(ix)	restrictions on cash or other deposits or net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(x)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xi)

encumbrances or restrictions contained in indentures or debt instruments, Hedging Obligations or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with “—Limitation on indebtedness,” that are not more restrictive, taken as a whole, than those applicable to the Company in either the Indenture or the Senior Credit Agreement on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level); and

(xii)

encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred or Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors subsequent to the Issue Date pursuant to clauses (5) and (13) of the second paragraph of the covenant “—Limitation on indebtedness,” by Restricted Subsidiaries, provided that after giving effect to such Incurrence of Indebtedness, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant “—Limitation on indebtedness.”

Limitation on sales of assets and subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Disposition unless:

(1)         the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)         at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)         an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, at its option:

(a)   to prepay, repay or purchase Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Subsidiary Guarantor) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(b)   to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment and, in the event such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied, the Company or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further, that any such binding commitment to invest shall be subject to customary conditions (other than financing).

Pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

No later than five Business Days after the termination of the Asset Disposition Offer (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

(1)         the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) above);

(2)         securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the close of the Asset Disposition; and

(3)         Additional Assets.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)         the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)         in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)         in the event such Affiliate Transaction involves an aggregate consideration in excess of $45.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)         any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on restricted payments”;

(2)         Permitted Investments (other than pursuant to clause (2) thereof);

(3)         any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Company;

(4)         loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $3.5 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(5)         any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitations on indebtedness”;

(6)         the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(7)         the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes in any material respect than the terms of the agreements in effect on the Issue Date;

(8)         transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture;

(9)         any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith; and

(10)  sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

SEC reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms.

Merger and consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or more related transactions, to, any Person, unless:

(1)         the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and will expressly assume, by written agreement all the obligations of the Company under the Registration Rights Agreement;

(2)         immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)         immediately after giving effect to such transaction, either (i) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Limitation on indebtedness” covenant or (ii) the Consolidated Coverage Ratio for the Successor Company would be greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction;

(4)         each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

(b) In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(i)             (A) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (B) the Successor Guarantor, if other than such Subsidiary Guarantor, will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Indenture, the Notes and its Subsidiary Guarantee and will expressly assume, by written agreement, all the obligations of the Subsidiary Guarantor under the Registration Rights Agreement; (C) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (D) the Company will have delivered to the

Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(B)  the transaction is made in compliance with the covenant described under “—Limitation on sales of assets and subsidiary stocks” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and this “—Merger and consolidation” covenant.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its assets to a Subsidiary Guarantor or the Company or merge with a Restricted Subsidiary of the Company incorporated solely for the purpose of reincorporating the Subsidiary Guarantor in another jurisdiction to realize tax benefits.

(c) The predecessor Company or Subsidiary Guarantor, as the case may be, will be released from its obligations under the Indenture or its Subsidiary Guarantee, as the case may be, and the Successor Company or Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, as the case may be, under the Indenture, the Notes, the Registration Rights Agreement and such Subsidiary Guarantee; provided that, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes and the Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Limitation on subsidiary guarantees

The Company will not permit any Restricted Subsidiary (other than a Receivables Entity) to Guarantee the payment of any Indebtedness of the Company or any Subsidiary Guarantor (other than a Receivable Entity) unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) on the Notes and all other obligations of the Company under the Indenture on a senior basis except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Subsidiary Guarantee, as the case may be; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Notes; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (1) existed at the time such Person became a Restricted Subsidiary of the Company and (2) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees of Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Subsidiary Guarantee shall be released in accordance with the provisions of the Indenture described under
“—Note guarantees.”

Payments for consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Investment grade covenants

The Indenture provides that the following covenants (as well as the covenant described under “—Certain Covenants—Merger and consolidation” (other than clause (a)(3) thereof) and “—Certain Covenants—Limitation on subsidiary guarantees”) and the following defined terms will be applicable to the Notes during any Suspension Period. To the extent applicable, such defined terms will supersede the corresponding definitions of such term under “Certain definitions.”

Restriction on secured debt

The Company will not, nor will the Company permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any indebtedness secured by a pledge, mortgage, security interest, lien or other encumbrance (pledges, mortgages, security interests, liens and other encumbrances are called “liens”) upon any Principal Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares or indebtedness are now owned are acquired in the future), without effectively providing that all of the Notes issued under the Indenture are secured equally and ratably. These restrictions do not apply to indebtedness secured by liens existing on the date of the Indenture or to:

(1)         liens on any property existing at the time of its acquisition;

(2)         liens on property of a Person existing at the time it is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(3)         liens on property of a Person existing at the time it becomes a Restricted Subsidiary;

(4)         liens securing intercompany indebtedness;

(5)         liens to secure all or part of the cost of acquisition, construction or improvement of the underlying property; provided that the commitment of the creditor to extend the credit secured by the lien is obtained within 120 days before or after the completion of the acquisition, construction or improvement;

(6)         liens in favor of any foreign or domestic governmental agency to secure certain payments;

(7)         certain liens imposed by operation of law or in connection with contracts (other than for the payment of money), leases, self-insurance and litigation;

(8)         liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property or other title defects which do not materially impair the use of the real property or materially detract from the value of the real property; and

(9)         any extension, renewal or replacement of any of the liens referred to above, provided that the principal amount of the indebtedness secured by the lien is not increased and the lien is limited to all or part of the same property, shares of stock or indebtedness.

Notwithstanding these restrictions, the Company and its Restricted Subsidiaries may, without securing the Notes, issue or assume secured debt so long as, after giving effect thereto, the aggregate amount of secured debt (not including secured debt permitted under the specific exceptions listed above) and the aggregate Attributable Debt of the Sale/Leaseback Transactions entered into (other than those permitted under the specific exceptions described in “—Restriction on Sale/Leaseback Transactions”) together do not exceed 10% of Consolidated Total Assets.

Restriction on sale/leaseback transactions

The Company will not, nor will the Company permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with a term of more than three years with respect to any Principal Property, unless:

(1)         at the time of entering into such arrangement, the Company or its Restricted Subsidiary would, without equally and ratably securing the Notes, be entitled to incur indebtedness secured by a lien on the property pursuant to one of the exceptions discussed in “—Restriction on secured debt”;

(2)         the Company applies, within 120 days after the date of the Sale/Leaseback Transaction, an amount equal to the net available proceeds from the sale of the Principal Property to the retirement of any of the Company’s indebtedness with a term of more than 12 months, which may include retirement of the Notes; or

(3)         after giving effect thereto, the aggregate amount of secured debt (not including secured debt permitted under the exceptions listed above) and the aggregate Attributable Debt of the Sale/Leaseback Transactions (not including those permitted by the two exceptions listed above) together do not exceed 10% of Consolidated Total Assets.

For purposes of “—Restriction on secured debt” and “—Restriction on sale/leaseback transactions”:

“Attributable Debt” means, as of the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for Net Rental Payments during the remaining term of the lease.

“Consolidated Total Assets” means the total of all the assets appearing on the consolidated balance sheet of the Company and its subsidiaries, determined according to U.S. generally accepted accounting principles applicable to the type of business in which the Company and its subsidiaries are engaged, all as shown in the consolidated balance sheet of the Company for its most recent quarter prior to the event for which the determination is being made.

“Net Rental Payments” means the sum of the rental and other payments required to be paid in the period by the lessee under the lease, but excluding payments on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, and any amounts required to be paid by the lessee that are contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Principal Property” means any manufacturing plant (consisting of real estate, buildings and fixtures) located within the United States of America (other than its territories or possessions) owned by the Company or any of its subsidiaries, which individually has a gross book value (without deduction of any depreciation reserves), on the date when the determination is being made, in excess of 2% of Consolidated Total Assets (as defined above). However, a Principal Property does not include any manufacturing plant to the extent it is financed by obligations issued by a state or local governmental unit pursuant to Section 142(a)(5), 142(a)(6), 142(a)(8) or 144(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof. A Principal Property also does not include any manufacturing plant that is not of material importance to the business conducted by the Company or its subsidiaries, taken as a whole.

“Restricted Subsidiary” means any of our subsidiaries that owns or leases a Principal Property.

Events of default

Each of the following is an Event of Default:

(1)         default in any payment of interest on any Note when due, continued for 30 days;

(2)         default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)         failure by the Company or any Subsidiary Guarantor to comply with its obligations under “—Certain covenants—Merger and consolidation”;

(4)         failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture;

(5)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

(a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after any grace period provided in such Indebtedness (“payment default”); or

(b)   results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(6)         certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7)         failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $80.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(8)         any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under “—Events of default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)         such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)         holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)         such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)         the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)         the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture and the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1)         reduce the amount of Notes whose holders must consent to an amendment;

(2)         reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)         reduce the principal of or extend the Stated Maturity of any Note;

(4)         waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)         reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under “—Optional redemption”;

(6)         make any Note payable in money other than that stated in the Note;

(7)         impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(8)         make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes and the Subsidiary Guarantees to:

(1)         cure any ambiguity, omission, defect or inconsistency;

(2)         provide for the assumption by a successor corporation of the obligations of the Company under the Indenture or the assumption by a successor corporation, partnership or limited liability company of the obligations of any Subsidiary Guarantor under the Indenture;

(3)         provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)         add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(5)         secure the Notes, the Subsidiary Guarantees or any other Guarantees of the Notes;

(6)         add to the covenants of the Company or its Restricted Subsidiaries for the benefit of the holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(7)         make any change that does not adversely affect the rights of any holder;

(8)         comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)         provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10)  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(11)  conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture and the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “—Change of control” and under the covenants described under “—Certain covenants” (other than “—Merger and consolidation”), the operation of the cross-default upon a payment default and cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Events of default” above and the limitations contained in clause (a)(3) under “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under “—Events of default” above or because of the failure of the Company to comply with clause (a)(3) under “—Certain covenants—Merger and consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)         (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or financial appraisal or actuarial firm without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Agreement or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(c)   the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(d)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“2011 Indenture” means the indenture, dated as of March 15, 2011, among the Company, the guarantors party thereto and U.S. Bank National Association, as the same may be amended, restated, modified or supplemented from time to time, relating to the Company’s 7.00% Senior Notes due 2019.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)         any property, plant, equipment or other assets to be used by the Company or a Restricted Subsidiary;

(2)         the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)         Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of “—Certain covenants—Limitation on affiliate transactions,” beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required to be held by foreign nationals), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)         a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity);

(2)         the sale of Cash Equivalents or Auction Rate Securities in the ordinary course of business;

(3)         a disposition of inventory in the ordinary course of business;

(4)         a disposition of obsolete or worn out equipment or equipment in the ordinary course of business;

(5)         transactions permitted under “—Certain covenants—Merger and consolidation”;

(6)         an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary (other than a Receivables Entity);

(7)         for purposes of “—Certain covenants—Limitation on sales of assets and subsidiary stock” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to “—Certain covenants—Limitation on restricted payments”;

(8)         sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity or pursuant to a Credit Facility;

(9)         dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $25.0 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $40.0 million in such next succeeding fiscal year);

(10)  the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(11)  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)  the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under the caption “—Certain covenants—Limitation on indebtedness”;

(13)  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(14)  foreclosure on assets.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Auction Rate Securities” means long-term variable rate bonds tied to short-term interest rates that are reset through a dutch auction.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)         securities issued or directly and fully guaranteed or insured by the United States government, the Canadian government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)         marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(3)         certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4)         repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)         commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)         interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)         any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets); or

(2)         the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3)         the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)         the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)         if the Company or any Restricted Subsidiary:

(a)   has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)   has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and

Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)         if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)   the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)   Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)         if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)         if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following items to the extent deducted in calculating such Consolidated Net Income:

(1)         Consolidated Interest Expense; plus

(2)         Consolidated Income Taxes; plus

(3)         consolidated depreciation expense; plus

(4)         consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification 350 “Intangibles—Goodwill and Other” and Accounting Standards Codification 360 “Property, Plant, and Equipment”; plus

(5)         other non-cash charges reducing Consolidated Net Income (provided that any such non-cash charge that represents an accrual of or reserve for cash expenditures in any future period shall be deducted when expended in such future period); less

(6)         non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)         interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)         amortization of debt discount and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)         non-cash interest expense;

(4)         commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)         the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)         costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce

Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)         the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)         the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a wholly-owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)         Receivables Fees; and

(10)  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)         any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)   subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)   the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)         any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)   subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated

Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)   the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)         any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)         any extraordinary gain or loss; and

(5)         the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that under GAAP are included on a balance sheet of the Company and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet, net of accumulated amortization.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)         matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)         is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary until the Company converts or exchanges such Capital Stock into or for Indebtedness or Disqualified Stock); or

(3)         is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “—Change of control” and “—Certain covenants—Limitation on sales of assets and subsidiary stock.”

“Equity Offering” means a public or private offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8 or (y) an issuance to any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); or

(2)         entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“holder” means a Person in whose name a Note is registered on the registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)         the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)         the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)         the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)         the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)         Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)         the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)         the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)         the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)         to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)  to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)         such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)         such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)         there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)   the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)         Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)         endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)         an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “—Certain covenants—Limitation on restricted payments,”

(1)         “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)         any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3)         if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) in the case of Moody’s Investors Service, Inc., a rating equal to or higher than BBB- (or the equivalent) in the case of Standard & Poor’s Ratings Group, Inc. and a rating equal to or higher than BBB- (or the equivalent) in the case of Fitch Ratings Ltd., in each case, with a stable or better outlook.

“Issue Date” means November 27, 2012.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)         all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)         all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)         all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)         the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)         as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)         no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)         the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)         a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity);

(2)         another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)         cash and Cash Equivalents and Auction Rate Securities;

(4)         receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)         payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)         loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $5.5 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7)         Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)         Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain covenants—Limitation on sales of assets and subsidiary stock”;

(9)         Investments in existence on the Issue Date;

(10)  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain covenants—Limitation on indebtedness”;

(11)  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of (i) $75.0 million and (ii) 10% of Consolidated Net Tangible Assets outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(12)  Guarantees issued in accordance with “—Certain covenants—Limitations on indebtedness”;

(13)  Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables; and

(14)  Investments consisting of purchases and acquisitions of inventory, supplies and equipment in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)         Liens securing Indebtedness and other obligations under a Credit Facility and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under a Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph under “—Certain covenants—Limitation on indebtedness”; provided, however, that if such Liens include Liens upon any Principal Property (as defined under “—Investment grade covenants”) or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (as defined under “—Investment grade covenants”) (such Liens upon any Principal Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary being called “Principal Property Liens”) and, as a result, other Indebtedness is secured by such Principal Property Liens, the Notes shall be equally and ratably secured by such Principal Property Liens as provided under “—Certain Covenants—Limitation on liens”;

(2)         pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)         Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)         Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)         Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)         encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)         Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)         leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)         judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)  Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business provided that:

(a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)   such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)  Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)   such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)  Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14)  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

(17)  Liens securing the Notes and Subsidiary Guarantees;

(18)  Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien;

(19)  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)  Liens under industrial revenue, municipal or similar bonds;

(21)  Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction; and

(22) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations and other than Indebtedness secured as a result of the securing of Indebtedness under the Credit Facilities) in an aggregate principal amount outstanding at any one time not to exceed $85.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. and Fitch Ratings, Ltd., or if Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Ltd. or all of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Ltd. or all of them, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a wholly-owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)         no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)   is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)   is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)   subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)         with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)         to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)         (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)         the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)         such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(4)         if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)         Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the revolving credit agreement dated as of March 12, 2010, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with the covenant described under “—Certain covenants—Limitation on indebtedness”).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other obligations under the Indenture by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Unrestricted Subsidiary” means:

(1)         any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)         such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)         all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)         such designation and the Investment of the Company in such Subsidiary complies with “—Certain covenants—Limitation on restricted payments”;

(4)         such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)         such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)   to subscribe for additional Capital Stock of such Person; or

(b)   to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)         on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under “—Certain covenants—Limitation on indebtedness” on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Material U.S. federal income and estate tax consequences to non-U.S. holders

The following is a summary of the material U.S. federal income tax consequences to beneficial owners of the old notes whose old notes are tendered and accepted in the exchange offer and of certain U.S. federal income and estate tax consequences of the ownership and disposition of the new notes received pursuant to the exchange offer. This discussion deals only with non-U.S. holders that purchased the old notes pursuant to the offering memorandum, dated November 9, 2012, at the old notes’ initial offering price, that exchange the old notes for the new notes pursuant to the exchange offer, and that have held the old notes, and will hold the new notes, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

A “non-U.S. holder” means a holder of the old notes or the new notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:

•                  an individual citizen or resident of the United States;

•                  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons as defined under the Code have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person as defined under the Code.

This summary is based upon provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that such changes will not alter significantly the tax considerations described in this summary.

This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the old notes or the new notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the old notes or the new notes, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the exchange offer and the beneficial ownership of the new notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Exchange offer

The exchange of the old notes for the new notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result: (1) a non-U.S. holder will not recognize taxable gain or loss as a result of the exchange; (2) the holding period of the new notes will generally include the holding period of the old notes surrendered in exchange therefor; and (3) the adjusted tax basis of the new notes will generally be the same as the adjusted tax basis of the old notes surrendered in exchange therefor.

U.S. federal withholding tax

The 30% U.S. federal withholding tax will not apply to any payment of interest on the new notes under the “portfolio interest rule,” provided that:

•                  interest paid on the new notes is not effectively connected with your conduct of a trade or business in the United States;

•                  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable regulations;

•                  you are not a controlled foreign corporation that is related to us through stock ownership;

•                  you are not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code; and

•                  either (1) you provide your name and address on an Internal Revenue Service, or IRS, Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person as defined under the Code or (2) you hold the new notes through certain foreign intermediaries and satisfy the certification requirements of applicable regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•                  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•                  IRS Form W-8ECI (or other applicable form) stating that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. federal income tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a new note.

U.S. federal income tax

If you are engaged in a trade or business in the United States and interest on the new notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Code and you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. federal withholding tax” are satisfied. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a new note generally will not be subject to U.S. federal income tax unless:

•                  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•                  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. federal estate tax

Your estate will not be subject to U.S. federal estate tax on the new notes beneficially owned by you at the time of your death, provided that any payment to you on the new notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. federal withholding tax” without regard to the statement requirement described in the fifth bullet point of that section.

FATCA legislation

Under certain provisions of the Hiring Incentives to Restore Employment Act (such provisions commonly known as “FATCA”), which was enacted in 2010, a non-U.S. holder of a debt security may, depending on the facts and circumstances, be subject to withholding of U.S. federal income tax at the current rate of 30% on payments of interest after December 31, 2013, and on the gross proceeds from the disposition of a debt security after December 31, 2016. However, FATCA withholding does not apply to debt securities outstanding on January 1, 2014. Consequently, FATCA withholding will not apply to the new notes. You should consult your own tax advisors concerning FATCA.

Information reporting and backup withholding

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the new notes that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under “—U.S. federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the new notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify, under penalties of perjury, that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person as defined under the Code), or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Plan of distribution

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates, for up to 180 days following completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from the exchange of old notes for new notes or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangement or understanding with any person to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act.

For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

The validity of the new notes and the guarantees of the new notes will be passed upon for us by Dorsey & Whitney LLP, New York, New York. Certain matters with respect to Texas law will be passed upon for us by Kevin Skipper, Staff Attorney at Safeguard Business Systems, Inc., our wholly-owned subsidiary and a guarantor.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Deluxe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find additional information

We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the SEC. You may read and copy the reports, proxy statements, information statements and other information filed by us with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 (1-800-732-0330). The SEC maintains a website that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC. The SEC’s website is located at www.sec.gov. In addition, the reports, proxy statements, information statements and other information filed by us with the SEC are available, free of charge, on our website at www.deluxe.com. Our website and the information contained on our website are not part of this prospectus. You may also inspect our reports, proxy statements, information statements and other information filed by us with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register with the SEC the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits to the registration statement for copies of the actual contract, agreement or document.

We incorporate by reference in this prospectus the information contained in the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the later of the date on which we have completed the exchange offer and the end of the period during which this prospectus is available for use by participating broker-dealers with prospectus delivery requirements in connection with any resale of new notes; provided, however, that we are not incorporating any information that is furnished to rather than filed with the SEC in any Current Report on Form 8-K:

•                  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013; and

•                  our Current Report on Form 8-K under Item 8.01, filed with the SEC on January 24, 2013.

The incorporated documents are considered part of this prospectus. We are disclosing important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this prospectus.

We will provide, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus. Requests for copies should be directed to:

Investor Relations

Deluxe Corporation

3680 Victoria Street North

Shoreview, Minnesota 55126-2966

(651) 787-1068

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Deluxe Corporation, Deluxe Enterprise Operations, Inc., Deluxe Financial Services, Inc., Deluxe Manufacturing Operations, Inc. and Deluxe Small Business Sales, Inc. Each of Deluxe Corporation, Deluxe Enterprise Operations, Inc., Deluxe Financial Services, Inc., Deluxe Manufacturing Operations, Inc. and Deluxe Small Business Sales, Inc. is a corporation incorporated under the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act, or the MBCA, requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to such Minnesota corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, which we collectively refer to as Losses, if, with respect to the same acts or omissions, such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board of directors or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Article XII of Deluxe Corporation’s Amended and Restated Articles of Incorporation provides that no director of Deluxe Corporation shall be personally liable to Deluxe Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director. Article XII does not, however, limit or eliminate the liability of a director to the extent provided by applicable law for (1) any breach of the director’s duty of loyalty to Deluxe Corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws or (4) any transaction from which the director derived an improper personal benefit.

Deluxe Corporation maintains an insurance policy or policies to assist in funding the indemnification of directors and officers for certain liabilities.

The Bylaws of each of Deluxe Enterprise Operations, Inc., Deluxe Manufacturing Operations, Inc. and Deluxe Small Business Sales, Inc. generally provide for the indemnification of the applicable corporation’s directors and officers in accordance with and under the circumstances permitted by Section 302A.521 of the MBCA. The Articles of Incorporation and Bylaws of Deluxe Financial Services, Inc. are silent as to indemnification.

Custom Direct, Inc., Deluxe Business Operations, Inc., Hostopia.com Inc. and Safeguard Business Systems, Inc. Each of Custom Direct, Inc., Deluxe Business Operations, Inc., Hostopia.com Inc. and Safeguard Business Systems, Inc. is a corporation incorporated under the laws of the State of Delaware. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of Section 145 of the DGCL provide that:

1.          to the extent a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) or (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

2.          the indemnification and advancement of expenses provided for pursuant to Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

3.          the Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The Second Amended and Restated Certificate of Incorporation of Custom Direct, Inc., the Amended and Restated Certificate of Incorporation of Hostopia.com Inc. and the Bylaws of each of Deluxe Business Operations, Inc., Hostopia.com Inc. and Safeguard Business Systems, Inc. generally provide for the indemnification of the applicable corporation’s directors and officers in accordance with and under the circumstances permitted by Section 145 of the DGCL.

Custom Direct LLC. Custom Direct LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. The Limited Liability Company Agreement of Custom Direct LLC generally provides for the indemnification of its managers and officers in accordance with, and under the circumstances permitted by, Section 18-108 of the Delaware Limited Liability Company Act.

OrangeSoda, Inc. OrangeSoda, Inc. is a corporation incorporated under the laws of the State of Nevada. Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Bylaws of OrangeSoda, Inc. generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by the Nevada Revised Statutes.

Safeguard Holdings, Inc. Safeguard Holdings, Inc. is a corporation incorporated under the laws of the State of Texas. Chapter 8 of the Texas Business Organizations Code, or the TBOC, provides that a Texas corporation may indemnify a person who was, is or is threatened to be named in a proceeding if it is determined that such person has conducted himself or herself in good faith and he or she reasonably believed (1) in the case of conduct in his or her official capacity with the corporation, that his conduct was in the corporation’s best interests, (2) in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification of a person found liable to the corporation or found liable on the basis that a personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person’s official capacity, is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and may not be made if the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. Additionally, a corporation must provide indemnification of the reasonable expenses incurred by a director in connection with a proceeding in which such director was successful, on the merits or otherwise, in the defense of a proceeding in which he or she was a defendant.

The Bylaws of Safeguard Holdings, Inc. generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Chapter 8 of the TBOC.

Item 21. Exhibits and Financial Statement Schedules

(a) List of Exhibits.

Exhibit Number	Description	Method of Filing
3.1

Amended and Restated Articles of Incorporation of Deluxe Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010)

*

Exhibit Number	Description	Method of Filing
3.2	Bylaws of Deluxe Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2008)	*
3.3

Second Amended and Restated Certificate of Incorporation of Custom Direct, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.4	By-laws of Custom Direct, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
3.5

Certificate of Formation of Custom Direct LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.6

Limited Liability Company Agreement of Custom Direct LLC (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.7

Restated Certificate of Incorporation of Deluxe Business Operations, Inc., as amended (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.8

Amended and Restated By-laws of Deluxe Business Operations, Inc. (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.9

Articles of Incorporation of Deluxe Enterprise Operations, Inc. (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.10

Bylaws of Deluxe Enterprise Operations, Inc. (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.11

Articles of Incorporation of Deluxe Financial Services, Inc., as amended (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.12

Bylaws of Deluxe Financial Services, Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.13

Articles of Incorporation of Deluxe Manufacturing Operations, Inc. (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.14

Bylaws of Deluxe Manufacturing Operations, Inc. (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.15

Articles of Incorporation of Deluxe Small Business Sales, Inc. (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.16

Bylaws of Deluxe Small Business Sales, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.17	Amended and Restated Certificate of Incorporation of Hostopia.com Inc.	Filed herewith
3.18	Bylaws of Hostopia.com Inc. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
3.19	Amended and Restated Articles of Incorporation of OrangeSoda, Inc.	Filed herewith
3.20	Amended and Restated Bylaws of OrangeSoda, Inc.	Filed herewith

Exhibit Number	Description	Method of Filing
3.21

Restated Certificate of Incorporation of Safeguard Business Systems, Inc. (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.22

Amended and Restated By-laws of Safeguard Business Systems, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.23

Certificate of Formation of Safeguard Holdings, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.24	Bylaws of Safeguard Holdings, Inc. (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
4.1

Indenture, dated as of November 27, 2012, by and among Deluxe Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2012)

*
4.2

Registration Rights Agreement, dated as of November 27, 2012, by and among Deluxe Corporation, the guarantors party thereto and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2012)

*
4.3	Form of 6.000% Senior Notes due 2020 (included in Exhibit 4.1)	*
5.1	Opinion of Dorsey & Whitney LLP	Filed herewith
5.2	Opinion of Kevin Skipper, Staff Attorney at Safeguard Business Systems, Inc.	Filed herewith
10.1	Deluxe Corporation 2012 Annual Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the SEC on March 12, 2012)	*
10.2	Deluxe Corporation 2012 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the SEC on March 12, 2012)	*
10.3

First Amendment to Deluxe Corporation Non-employee Director Stock and Deferral Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.4	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)	*
10.5	Deluxe Corporation Deferred Compensation Plan (2011 Restatement) (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)	*
10.6

Deluxe Corporation Deferred Compensation Plan Trust (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-52452) filed with the SEC on January 7, 2002)

*
10.7

Deluxe Corporation Executive Deferred Compensation Plan for Employee Retention and Other Eligible Arrangements (incorporated by reference to Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

*
10.8

Description of modification to the Deluxe Corporation Non-Employee Director Retirement and Deferred Compensation Plan (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997)

*

Exhibit Number	Description	Method of Filing
10.9

Form of Severance Agreement entered into between Deluxe Corporation and the following executive officers: Anthony Scarfone, Terry Peterson, Pete Godich, Julie Loosbrock, Malcolm McRoberts, Laura Radewald, John Filby and Tracey Engelhardt (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000)

*
10.10

Employment Agreement, dated as of April 10, 2006, between Deluxe Corporation and Lee Schram (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2006)

*
10.11

Form of Executive Retention Agreement entered into between Deluxe Corporation and Lee Schram (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.12

Form of Executive Retention Agreement entered into between Deluxe Corporation and Senior Vice Presidents appointed prior to 2010 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.13

Form of Executive Retention Agreement entered into between Deluxe Corporation and each Vice President designated as an executive officer prior to 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.14

Form of Addendum to Executive Retention and Severance Agreements Relating to Section 409A of the Internal Revenue Code (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.15

Form of Agreement for Awards Payable in Restricted Stock Units (revised 12/08) (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.16

Form of Agreement for Awards Payable in Restricted Stock Units (revised 10/12) (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)

*
10.17

Form of Non-Employee Director Restricted Stock Award Agreement (version 4/07) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007)

*
10.18	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)	*
10.19	Form of Non-Qualified Stock Option Agreement (as amended February 2006) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2006)	*
10.20	Form of Non-Qualified Stock Option Agreement (version 2/07) (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)	*
10.21	Form of Non-Qualified Stock Option Agreement (version 2/09) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009)	*
10.22	Form of Cash Performance Award Agreement (version 2/10) (incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)	*

Exhibit Number	Description	Method of Filing
10.23

Amendment No. 1, dated as of February 8, 2012, to revolving credit agreement dated as of March 12, 2010, among Deluxe Corporation, JPMorgan Chase Bank, N.A., as administrative agent, Fifth Third Bank, as syndication agent, U.S. Bank National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the other financial institutions party thereto, related to a $200,000,000 revolving credit agreement (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

*
12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)	*
21.1	Subsidiaries of Deluxe Corporation (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)	*
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)	Filed herewith
23.3	Consent of Kevin Skipper (included in Exhibit 5.2)	Filed herewith
24.1	Power of Attorney (included on signature pages hereto)	Filed herewith
25.1

Statement of Eligibility Under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, as trustee under the indenture that governs Deluxe Corporation’s 6.000% Senior Notes due 2020

Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Letter to Depository Trust Company Participants	Filed herewith

*Incorporated by reference

Item 22. Undertakings

(a)    Each undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)   Any other communication that is an offer in the offering made by such registrant to the purchaser.

(b)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)    Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE CORPORATION

By:	/s/ Lee Schram
Name: Lee Schram
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Schram	Chief Executive Officer and Director (principal executive officer)	February 22, 2013
Lee Schram

/s/ Terry D. Peterson	Senior Vice President, Chief Financial Officer (principal financial officer)	February 22, 2013
Terry D. Peterson

/s/ Jeffrey J. Bata	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	February 22, 2013
Jeffrey J. Bata

/s/ Ronald C. Baldwin	Director	February 20, 2013
Ronald C. Baldwin

/s/ Charles A. Haggerty	Director	February 20, 2013
Charles A. Haggerty

/s/ Don J. McGrath	Director	February 20, 2013
Don J. McGrath

/s/ Cheryl E. Mayberry McKissack	Director	February 20, 2013
Cheryl E. Mayberry McKissack

Signature	Title	Date

/s/ Neil J. Metviner	Director	February 20, 2013
Neil J. Metviner

/s/ Stephen P. Nachtsheim	Director	February 20, 2013
Stephen P. Nachtsheim

/s/ Mary Ann O’Dwyer	Director	February 20, 2013
Mary Ann O’Dwyer

/s/ Martyn R. Redgrave	Director	February 20, 2013
Martyn R. Redgrave

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

CUSTOM DIRECT, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracey Engelhardt	President (principal executive officer)	February 22, 2013
Tracey Engelhardt

/s/ Terry D. Peterson	Vice President and Treasurer (principal financial and accounting officer)	February 22, 2013
Terry D. Peterson

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

CUSTOM DIRECT LLC

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracey Engelhardt	President (principal executive officer)	February 22, 2013
Tracey Engelhardt

/s/ Terry D. Peterson	Vice President and Treasurer (principal financial and accounting officer)	February 22, 2013
Terry D. Peterson

/s/ Anthony C. Scarfone	Manager	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE BUSINESS OPERATIONS, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Malcolm J. McRoberts	President (principal executive officer)	February 22, 2013
Malcolm J. McRoberts

/s/ Terry D. Peterson	Vice President and Treasurer (principal financial and accounting officer)	February 22, 2013
Terry D. Peterson

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE ENTERPRISE OPERATIONS, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Schram	President (principal executive officer)	February 22, 2013
Lee Schram

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE FINANCIAL SERVICES, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Filby	President (principal executive officer)	February 22, 2013
John D. Filby

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE MANUFACTURING OPERATIONS, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Godich	President (principal executive officer)	February 22, 2013
Peter J. Godich

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

DELUXE SMALL BUSINESS SALES, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Malcolm J. McRoberts	President (principal executive officer)	February 22, 2013
Malcolm J. McRoberts

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

HOSTOPIA.COM INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Kostandenou	President (principal executive officer)	February 22, 2013
Peter Kostandenou

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

ORANGESODA, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Malcolm J. McRoberts	President (principal executive officer)	February 22, 2013
Malcolm J. McRoberts

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

/s/ Anthony C. Scarfone	Director	February 22, 2013
Anthony C. Scarfone

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

SAFEGUARD BUSINESS SYSTEMS, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Sorrenti, II	President and Director (principal executive officer)	February 22, 2013
John J. Sorrenti, II

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on February 22, 2013.

SAFEGUARD HOLDINGS, INC.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Lee Schram, Terry D. Peterson and Anthony C. Scarfone his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Sorrenti, II	President and Director (principal executive officer)	February 22, 2013
John J. Sorrenti, II

/s/ Terry D. Peterson	Vice President and Treasurer	February 22, 2013
Terry D. Peterson	(principal financial and accounting officer)

Exhibit Index

Exhibit Number	Description	Method of Filing

3.1

Amended and Restated Articles of Incorporation of Deluxe Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010)

*
3.2	Bylaws of Deluxe Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2008)	*
3.3

Second Amended and Restated Certificate of Incorporation of Custom Direct, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.4	By-laws of Custom Direct, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
3.5

Certificate of Formation of Custom Direct LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.6

Limited Liability Company Agreement of Custom Direct LLC (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.7

Restated Certificate of Incorporation of Deluxe Business Operations, Inc., as amended (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.8

Amended and Restated By-laws of Deluxe Business Operations, Inc. (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.9

Articles of Incorporation of Deluxe Enterprise Operations, Inc. (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.10

Bylaws of Deluxe Enterprise Operations, Inc. (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.11

Articles of Incorporation of Deluxe Financial Services, Inc., as amended (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.12

Bylaws of Deluxe Financial Services, Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.13

Articles of Incorporation of Deluxe Manufacturing Operations, Inc. (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.14

Bylaws of Deluxe Manufacturing Operations, Inc. (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.15

Articles of Incorporation of Deluxe Small Business Sales, Inc. (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.16

Bylaws of Deluxe Small Business Sales, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.17	Amended and Restated Certificate of Incorporation of Hostopia.com Inc.	Filed herewith

Exhibit Number	Description	Method of Filing

3.18	Bylaws of Hostopia.com Inc. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
3.19	Amended and Restated Articles of Incorporation of OrangeSoda, Inc.	Filed herewith
3.20	Amended and Restated Bylaws of OrangeSoda, Inc.	Filed herewith
3.21

Restated Certificate of Incorporation of Safeguard Business Systems, Inc. (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.22

Amended and Restated By-laws of Safeguard Business Systems, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.23

Certificate of Formation of Safeguard Holdings, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)

*
3.24	Bylaws of Safeguard Holdings, Inc. (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 (Registration No. 333-178125) filed with the SEC on November 22, 2011)	*
4.1

Indenture, dated as of November 27, 2012, by and among Deluxe Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2012)

*
4.2

Registration Rights Agreement, dated as of November 27, 2012, by and among Deluxe Corporation, the guarantors party thereto and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2012)

*
4.3	Form of 6.000% Senior Notes due 2020 (included in Exhibit 4.1)	*
5.1	Opinion of Dorsey & Whitney LLP	Filed herewith
5.2	Opinion of Kevin Skipper, Staff Attorney at Safeguard Business Systems, Inc.	Filed herewith
10.1	Deluxe Corporation 2012 Annual Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the SEC on March 12, 2012)	*
10.2	Deluxe Corporation 2012 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the SEC on March 12, 2012)	*
10.3

First Amendment to Deluxe Corporation Non-employee Director Stock and Deferral Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.4	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)	*
10.5	Deluxe Corporation Deferred Compensation Plan (2011 Restatement) (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)	*
10.6

Deluxe Corporation Deferred Compensation Plan Trust (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-52452) filed with the SEC on January 7, 2002)

*

Exhibit Number	Description	Method of Filing

10.7

Deluxe Corporation Executive Deferred Compensation Plan for Employee Retention and Other Eligible Arrangements (incorporated by reference to Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

*
10.8

Description of modification to the Deluxe Corporation Non-Employee Director Retirement and Deferred Compensation Plan (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997)

*
10.9

Form of Severance Agreement entered into between Deluxe Corporation and the following executive officers: Anthony Scarfone, Terry Peterson, Pete Godich, Julie Loosbrock, Malcolm McRoberts, Laura Radewald, John Filby and Tracey Engelhardt (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000)

*
10.10

Employment Agreement, dated as of April 10, 2006, between Deluxe Corporation and Lee Schram (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2006)

*
10.11

Form of Executive Retention Agreement entered into between Deluxe Corporation and Lee Schram (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.12

Form of Executive Retention Agreement entered into between Deluxe Corporation and Senior Vice Presidents appointed prior to 2010 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.13

Form of Executive Retention Agreement entered into between Deluxe Corporation and each Vice President designated as an executive officer prior to 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2007)

*
10.14

Form of Addendum to Executive Retention and Severance Agreements Relating to Section 409A of the Internal Revenue Code (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.15

Form of Agreement for Awards Payable in Restricted Stock Units (revised 12/08) (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008)

*
10.16

Form of Agreement for Awards Payable in Restricted Stock Units (revised 10/12) (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)

*
10.17

Form of Non-Employee Director Restricted Stock Award Agreement (version 4/07) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007)

*
10.18	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)	*
10.19	Form of Non-Qualified Stock Option Agreement (as amended February 2006) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2006)	*
10.20	Form of Non-Qualified Stock Option Agreement (version 2/07) (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)	*
10.21	Form of Non-Qualified Stock Option Agreement (version 2/09) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009)	*

Exhibit Number	Description	Method of Filing

10.22	Form of Cash Performance Award Agreement (version 2/10) (incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)	*
10.23

Amendment No. 1, dated as of February 8, 2012, to revolving credit agreement dated as of March 12, 2010, among Deluxe Corporation, JPMorgan Chase Bank, N.A., as administrative agent, Fifth Third Bank, as syndication agent, U.S. Bank National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the other financial institutions party thereto, related to a $200,000,000 revolving credit agreement (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

*
12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)	*
21.1	Subsidiaries of Deluxe Corporation (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)	*
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)	Filed herewith
23.3	Consent of Kevin Skipper (included in Exhibit 5.2)	Filed herewith
24.1	Power of Attorney (included on signature pages hereto)	Filed herewith
25.1

Statement of Eligibility Under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, as trustee under the indenture that governs Deluxe Corporation’s 6.000% Senior Notes due 2020

Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Letter to Depository Trust Company Participants	Filed herewith

*Incorporated by reference